                      REVOLVING CREDIT, TERM LOAN, GUARANTY

                                       AND

                               SECURITY AGREEMENT



                         PNC BANK, NATIONAL ASSOCIATION
                            (AS LENDER AND AS AGENT)

                                       AND

                        THE OTHER LENDERS A PARTY HERETO

                                      WITH

                               HARDING GLASS, INC.
                                KAR PRODUCTS INC.
                                 SUNSOURCE INC.
                       SUNSOURCE TECHNOLOGY SERVICES INC.
                             THE HILLMAN GROUP, INC.

                                       AND


                       A. & H. BOLT & NUT COMPANY LIMITED
                           A & H HOLDING COMPANY, INC.
                          J.N. FAUVER (CANADA) LIMITED
                       SUNSOURCE CANADA INVESTMENT COMPANY
                         SUNSOURCE CORPORATE GROUP, INC.
                   SUNSOURCE INDUSTRIAL SERVICES COMPANY, INC.
                  SUNSOURCE INVENTORY MANAGEMENT COMPANY, INC.
                       SUNSOURCE INVESTMENT COMPANY, INC.
                                  SUNSUB A INC.
                         (CREDIT PARTIES AND GUARANTORS)



                                December 15, 1999

                      REVOLVING CREDIT, TERM LOAN, GUARANTY
                                       AND
                               SECURITY AGREEMENT


         Revolving Credit, Term Loan, Guaranty and Security Agreement dated December 15, 1999 among SUNSOURCE INC., a Delaware corporation ("SunSource"), SUNSOURCE TECHNOLOGY SERVICES INC., a Delaware corporation ("SunSource Technology"), KAR PRODUCTS INC., a Delaware corporation ("Kar"), THE HILLMAN GROUP, INC., a Delaware corporation ("Hillman"), HARDING GLASS, INC., a Delaware corporation ("Harding") (SunSource, SunSource Technology, Kar, Hillman and Harding, each a "Borrower" and collectively "Borrowers"), the other Credit Parties (as defined herein) which are now or which hereafter become a party hereto, the financial institutions which are now or which hereafter become a party hereto (collectively, the "Lenders" and individually a "Lender") and PNC BANK, NATIONAL ASSOCIATION ("PNC"), as agent for Lenders (PNC, in such capacity, the "Agent").

         IN CONSIDERATION of the mutual covenants and undertakings herein contained, Credit Parties, Lenders and Agent hereby agree as follows:

I.       DEFINITIONS.

         1.1. Accounting Terms. As used in this Agreement, the Note, or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined, shall have the respective meanings given to them under GAAP; provided, however, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP as applied in preparation of the audited financial statements of Borrowers for the fiscal year ended December 31, 1998.

         1.2. General Terms. For purposes of this Agreement the following terms shall have the following meanings:

                  "Accountants" shall have the meaning set forth in Section 9.7 hereof.

                  "Advances" shall mean and include the Revolving Advances, Letters of Credit, as well as the Term Loan.

                  "Advance Rates" shall have the meaning set forth in Section 2.1(a) hereof.

                  "Affiliate" of any Person shall mean (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

                  "Agent" shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

                  "A. & H. Bolt" shall mean A. & H. Bolt & Nut Company Limited, a corporation subsisting under the laws of the Province of Ontario.

                  "A & H Holding" shall mean A & H Holding Company, Inc., a Michigan corporation.

                  "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the higher of (i) the Base Rate in effect on such day and (ii) the Federal Funds Rate in effect on such day plus 1/2 of 1%.

                  "Authority" shall have the meaning set forth in Section
4.19(d).

                  "Base Rate" shall mean the base commercial lending rate of PNC as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by PNC as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by PNC to any particular class or category of customers of PNC.

                  "Blocked Accounts" shall have the meaning set forth in Section 4.15(h).

                  "Borrower" or "Borrowers" shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Persons.

                  "Borrowing Base Certificate" shall mean a certificate duly executed by an officer of Borrowing Agent appropriately completed and in substantially the form of Exhibit A hereto.

                  "Borrowers on a consolidated basis" shall mean the consolidation in accordance with GAAP of the accounts or other items of SunSource and its Subsidiaries.

                  "Borrowers' Account" shall have the meaning set forth in
Section 2.8.

                  "Borrowing Agent" shall mean SunSource.

                  "Business Day" shall mean any day other than Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in East Brunswick, New Jersey and, if the applicable Business Day relates to any Eurodollar Rate Loans, such day must also be a day on which dealings are carried on in the London interbank market.

                  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss.ss.9601 et seq.

                  "Change of Control" shall mean with respect to all Credit Parties (other than SunSource) (a) the occurrence of any event (whether in one or more transactions) which results in a transfer of control of such Credit Party to a Person who is not an Original Owner or (b) any merger or consolidation of or with any Credit Party or sale of all or substantially all of the property or assets of such Credit Party. For purposes of this definition, "control of Credit Party" shall mean the power, direct or indirect (x) to vote 50% or more of the securities having ordinary voting power for the election of directors of such Credit Party or (y) to direct or cause the direction of the management and policies of such Credit Party by contract or otherwise, but shall not include a merger, consolidation or sale of all or substantially all assets or properties involving only one or more Credit Parties; provided, that, with respect to any such merger, consolidation or sale, to the extent such transaction involves a Borrower, Borrower shall be the surviving entity or shall be the purchaser of the assets or properties.

                  "Change of Ownership" shall mean the occurrence of one or more of the following events:

                  (a) with respect to all Credit Parties (other than SunSource):

                           (i) 50% or more of the common stock of such Credit
Party is no longer owned or controlled by (including for the purposes of the calculation of percentage ownership, any shares of common stock into which any capital stock of such Credit Party held by any of the Original Owners is convertible or for which any such shares of the capital stock of such Credit Party or of any other Person may be exchanged and any shares of common stock issuable to such Original Owners upon exercise of any warrants, options or similar rights which may at the time of calculation be held by such Original Owners) a Person who is an Original Owner or

(ii) any merger, consolidation or sale of substantially all of the property or assets of such Credit Party except for any such transaction only involving another Credit Party; provided, that, with respect to any such merger, consolidation or sale, to the extent such transaction involves a Borrower, Borrower shall be the surviving entity or shall be the purchaser of the assets or properties.

                  (b) with respect to SunSource the direct or indirect sale, lease, exchange or other transfer of all or substantially all of the assets of SunSource to any Person or entity or group of Persons or entities acting in concert as a partnership or other group, other than any Borrower (a "Group of Persons");

                  (c) the consummation of any consolidation or merger of SunSource with or into another Person (other than another Borrower) with the effect that the stockholders of SunSource immediately prior to the date of the consolidation or merger hold immediately after such merger or consolidation less than 51% of the combined voting power of the outstanding voting securities of the surviving entity of such merger, or the corporation resulting from such consolidation, ordinarily having the right to vote in the election of directors (apart from rights accruing under special circumstances) immediately after such merger or consolidation;

                  (d) the stockholders of SunSource shall approve any plan or proposal for the liquidation or dissolution of SunSource;

                  (e) a Person or Group of Persons acting in concert as a partnership, limited partnership, syndicate or other group shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the direct or indirect beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act of 1934, as amended) of securities of Sunsource representing 30% or more of the combined voting power of the then outstanding securities of SunSource ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of the directors; and

                  (f) a Person or Group of Persons, together with any Affiliates thereof, shall succeed in having a sufficient number of its nominees elected to the Board of Directors of SunSource such that such nominees, when added to any existing directors remaining on the Board of Directors of SunSource after such election who are Affiliates of such Person or Group of Persons, will constitute a majority of the Board of Directors of Sunsource.

                  "Charges" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including, without limitation, the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon the Collateral, any Credit Party or any of its Affiliates.

                  "Closing Date" shall mean December 15, 1999 or such other date as may be agreed to by the parties hereto.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

                  "Collateral" shall mean and include:

                           (a)      all Receivables;

                           (b)      all Equipment;

                           (c)      all General Intangibles;

                           (d)      all Inventory;

                           (e)      all Investment Property;

                           (f)      all Real Property;

                           (g)      all Subsidiary Stock;

                           (h) all of each Credit Party's right, title and
interest in and to (i) its respective goods and other property including, but not limited to, all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of each Credit Party's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all additional amounts due to any Credit Party from any Customer relating to the Receivables; (iv) other property, including warranty claims, relating to any goods securing this Agreement; (v) all of each Credit Party's contract rights, rights of payment which have been earned under a contract right, instruments, documents, chattel paper, warehouse receipts, deposit accounts and money; (vi) if and when obtained by any Credit Party, all real and personal property of third parties in which such Credit Party has been granted a lien or security interest as security for the payment or enforcement of Receivables; and (vii) any other goods, personal property or real property now owned or hereafter acquired in which any Credit Party has expressly granted a security interest or may in the future grant a security interest to Agent hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Agent and any Credit Party;

                           (i) all of each Credit Party's ledger sheets, ledger
cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by any Credit Party or in which it has an interest), computer programs, tapes, disks and documents relating to (a), (b),
(c), (d), (e), (f), (g) or (h) of this Paragraph; and

                           (j) all proceeds and products of (a), (b), (c), (d),
(e), (f), (g), (h) and (i) in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

                  "Commitment Percentage" of any Lender shall mean the percentage set forth below such Lender's name on the signature page hereof as same may be adjusted upon any assignment by a Lender pursuant to Section 17.3(b) hereof.

                  "Commitment Transfer Supplement" shall mean a document in the form of Exhibit 17.3 hereto, properly completed and otherwise in form and substance satisfactory to Agent by which the Purchasing Lender purchases and assumes a portion of the obligation of Lenders to make Advances under this Agreement.

                  "Consents" shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties, domestic or foreign, necessary to carry on any Credit Party's business, including, without limitation, any Consents required under all applicable federal, provincial, state or other applicable law.

                  "Contract Rate" shall mean, as applicable, the Revolving Interest Rate or the Term Loan Rate.

                  "Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Credit Party, are treated as a single employer under Section 414 of the Code.

                  "Credit Party" shall mean each Borrower and each Guarantor and "Credit Parties" shall mean, collectively, Borrowers and Guarantors.

                  "Customer" shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Credit Party, pursuant to which such Credit Party is to deliver any personal property or perform any services.

                  "Default" shall mean an event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

                  "Default Rate" shall have the meaning set forth in Section 3.1 hereof.

                  "Defaulting Lender" shall have the meaning set forth in
Section 2.16(a) hereof.

                  "Depository Accounts" shall have the meaning set forth in
Section 4.15(h) hereof.

                  "Documents" shall have the meaning set forth in Section 8.1(c) hereof.

                  "Dollar" and the sign "$" shall mean lawful money of the United States of America.

                  "Domestic Rate Loan" shall mean any Advance that bears interest based upon the Alternate Base Rate.

                  "Early Termination Date" shall have the meaning set forth in
Section 13.1 hereof.

                  "Earnings Before Interest and Taxes" shall mean for any period the sum of (i) net income (or loss) of Borrowers on a consolidated basis for such period (excluding extraordinary gains, plus (ii) all interest expense of Borrowers on a consolidated basis for such period, plus (iii) all charges against income of Borrowers on a consolidated basis for such period for federal, provincial, state and local taxes actually paid.

                  "EBITDA" shall mean for any period the sum of (i) Earnings Before Interest and Taxes for such period plus (ii) depreciation expenses for such period, plus (iii) amortization expenses for such period.

                  "Eligible Inventory" shall mean and include Inventory (excluding work in process), with respect to each Borrower valued at the lower of cost or market value, determined on a first-in-first-out basis, which is not, in Agent's reasonable opinion, obsolete, slow moving or unmerchantable and which Agent, in its reasonable discretion, shall not deem ineligible Inventory, based on such considerations as Agent may from time to time deem appropriate including, without limitation, whether the Inventory is subject to a perfected, first priority security interest in favor of Agent and no other Lien (other than Permitted Encumbrances) as confirmed by Uniform Commercial Code, tax lien and pending suit and judgment searches reasonably satisfactory to Agent, whether Agent has received an executed landlord or warehouse agreement in favor of Agent, in form and substance satisfactory to Agent, with respect to such Inventory and whether the Inventory conforms to all standards imposed by any governmental agency, division or department thereof which has regulatory authority over such goods or the use or sale thereof. Inventory (excluding work in process and unpaid finished goods and raw materials received from suppliers within the immediately preceding thirty (30) day period) of A. & H. Bolt and J.N. Fauver shall be deemed to constitute Eligible Inventory to the extent it would constitute Eligible Inventory based upon the criteria set forth above. The value of Inventory of A. & H. Bolt and J.N. Fauver shall be converted to Dollars by Credit Parties (subject to review and revision by Agent in its reasonable discretion) based upon the exchange rate on the date of computation.

                  "Eligible Receivables" shall mean and include with respect to each Borrower, each Receivable of such Borrower arising in the ordinary course of such Borrower's business and which Agent, in its reasonable credit judgment, shall deem to be an Eligible Receivable, based on such considerations as Agent may from time to time deem appropriate. A Receivable shall not be deemed eligible unless such Receivable is subject to Agent's first priority perfected security interest and no other Lien (other than Permitted Encumbrances) as confirmed by Uniform Commercial Code, tax lien and pending suit and judgment searches reasonably satisfactory to Agent, and is evidenced by an invoice or other documentary evidence satisfactory to Agent. In addition, no Receivable shall be an Eligible Receivable if:

                  (a) it arises out of a sale made by any Borrower to an Affiliate of any Borrower or to a Person controlled by an Affiliate of any Borrower;

                  (b) it is due or unpaid more than (i) ninety (90) days after the original invoice date with respect to Receivables due to any Borrower other than SunSource Technology and Hillman, and (ii) sixty (60) days after the original due date but not more than one hundred fifty (150) days after the original invoice date with respect to Receivables due to SunSource Technology and Hillman;

                  (c) fifty percent (50%) or more of the Receivables from such Customer are not deemed Eligible Receivables hereunder. Such percentage may, in Agent's sole discretion, be increased or decreased from time to time;

                  (d) any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached;

                  (e) the Customer shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors,
(iv) commence a voluntary case under any state, provincial or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

                  (f) the sale is to a Customer outside the continental United States of America or Canada, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Agent in its reasonable discretion;

                  (g) the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

                  (h) Agent believes, in its reasonable judgment, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Customer's financial inability to pay;

                  (i) the Customer is the United States of America, Canada, any province, any state or any department, agency or instrumentality of any of them, unless the applicable Borrower assigns its right to payment of such Receivable to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) or has otherwise complied with other applicable statutes or ordinances;

                  (j) the goods giving rise to such Receivable have not been shipped to the Customer or the services giving rise to such Receivable have not been performed by the applicable Borrower or the Receivable otherwise does not represent a final sale (other than with respect to a Harding Progress Billing);

                  (k) the Receivables of the Customer exceed a credit limit determined by Agent, in its reasonable discretion, to the extent such Receivable exceeds such limit;

                  (l) the Receivable is subject to any offset, deduction, defense, dispute, or counterclaim, the Customer is also a creditor or supplier of a Borrower or the Receivable is contingent in any respect or for any reason but only the portion of such Receivable subject to such offset, deduction, defense, dispute or counterclaim shall be deemed ineligible;

                  (m) the applicable Borrower has made any agreement with any Customer for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

                  (n) any return, rejection or repossession of the merchandise has occurred or the rendition of services has been disputed;

                  (o)      such Receivable is not payable to a Borrower; or

                  (p) such Receivable is not otherwise satisfactory to Agent as determined in good faith by Agent in the exercise of its discretion in a reasonable manner.

                  Receivables of A. & H. Bolt and J.N. Fauver shall be deemed to constitute Eligible Receivables to the extent they would constitute Eligible Receivables based upon the criteria set forth above. The value of Receivables of
A. & H. Bolt and J.N. Fauver shall be converted by Credit Parties (subject to review and revision by Agent in its reasonable discretion) to Dollars based upon the exchange rate on the date of computation.

                  "Environmental Complaint" shall have the meaning set forth in
Section 4.19(d) hereof.

                  "Environmental Laws" shall mean all federal, provincial, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, provincial, state and local governmental agencies and authorities with respect thereto.

                  "Equipment" shall mean and include as to each Credit Party all of such Credit Party's goods (other than Inventory) whether now owned or hereafter acquired and wherever located including, without limitation, all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.

                  "Eurodollar Rate" shall mean for any Eurodollar Rate Loan for the then current Interest Period relating thereto the interest rate per annum determined by PNC by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by PNC in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates for U.S. Dollars quoted by the British Bankers' Association as set forth on Dow Jones Markets Service (formerly known as Telerate) (or appropriate successor or, if British Banker's Association or its successor ceases to provide such quotes, a comparable replacement determined by
PNC) display page 3750 (or such other display page on the Dow Jones Markets Service system as may replace display page 3750) two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Eurodollar Rate Loan and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Reserve Percentage. The Eurodollar Rate may also be expressed by the following formula:

                           Average of London interbank offered rates quoted by BBA as shown on Eurodollar Rate =Dow Jones Markets Service display page 3750 or appropriate successor
                                            1.00 - Reserve Percentage

                  "Eurodollar Rate Loan" shall mean an Advance at any time that bears interest based on the Eurodollar Rate.

                  "Event of Default" shall mean the occurrence of any of the events set forth in Article X hereof.

                  "Excess Cash Flow" for any fiscal period shall mean (i) EBITDA of Borrowers on a consolidated basis for such fiscal period minus (ii) non-financed capital expenditures made by Borrowers on a consolidated basis during such fiscal period minus (iii) taxes paid in cash by Borrowers on a consolidated basis during such fiscal period minus (iv) interest paid in cash by Borrowers on a consolidated basis during such fiscal period minus (v) Senior Debt Payments (excluding payments of Revolving Advances) paid by Borrowers on a consolidated basis during such fiscal period.

                  "Federal Funds Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transactions received by PNC from three Federal funds brokers of recognized standing selected by PNC.

                  "Fee Letter" shall mean the fee letter dated as of the Closing Date among Borrowers and PNC.

                  "First Union Loan Agreement" shall mean the Second Amended and Restated Credit Agreement among SunSource Inc., its Subsidiaries as set forth on
Schedule 1 as Borrowers and its Subsidiaries as set forth on Schedule 2 as Guarantors, First Union National Bank, The Bank of Nova Scotia and the other Banks dated December 31, 1998, as amended.

                  "Fixed Charge Coverage Ratio" shall mean and include, with respect to any fiscal period, the ratio of (a) EBITDA minus non-financed capitalized expenditures made by Borrowers on a consolidated basis during such period minus taxes paid in cash by Borrowers on a consolidated basis during such period to (b) all Senior Debt Payments plus, solely for purposes of Section 6.8 hereof, all Subordinated Debt Payments during such period.

                  "Formula Amount" shall have the meaning set forth in Section 2.1(a).

                  "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

                  "General Intangibles" shall mean and include as to each Credit Party all of such Credit Party's general intangibles, whether now owned or hereafter acquired including, without limitation, all choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, service marks, trade secrets, goodwill, copyrights, design rights, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to such Credit Party to secure payment of any of the Receivables by a Customer all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

                  "Governmental Body" shall mean any nation or government, any state or other political subdivision thereof or any entity exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government.

                  "Guarantor" shall mean A. & H. Bolt, A & H Holding, J.N. Fauver, SunSource Canada, SunSource Corporate, SunSource Industrial, SunSource Inventory, SunSource Investment, SunSub A and any other Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations and "Guarantors" means collectively all such Persons.

                  "Guaranty" shall mean any guaranty of the obligations of Borrowers executed by a Guarantor in favor of Agent for its benefit and for the ratable benefit of Lenders including, without limitation, pursuant to Section 16 of this Agreement.

                  "Harding" shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Person.

                  "Harding Divestiture" shall mean the sale by SunSource of all or substantially all of the stock and/or assets of Harding and its Subsidiaries for a purchase price of at least $30,000,000.

                  "Harding Division" shall mean Harding.

                  "Harding Progress Billings" shall mean a Receivable of Harding arising under an installment contract with a general contractor which is due and payable within sixty (60) days from the date of the initial invoice sent under such contract.

                  "Hazardous Discharge" shall have the meaning set forth in
Section 4.19(d) hereof.

                  "Hazardous Substance" shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), RCRA, Articles 15 and 27 of the New York State Environmental Conservation Law or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

                  "Hazardous Wastes" shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable federal, provincial and state laws now in force or hereafter enacted relating to hazardous waste disposal.

                  "Hillman" shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Person.

                  "Hillman Division" shall mean Hillman.

                  "Indebtedness" of a Person at a particular date shall mean all obligations of such Person which in accordance with GAAP would be classified upon a balance sheet as liabilities (except capital stock and surplus earned or otherwise) and in any event, without limitation by reason of enumeration, shall include all indebtedness, debt and other similar monetary obligations of such Person whether direct or guaranteed, and all premiums, if any, due at the required prepayment dates of such indebtedness, and all indebtedness secured by a Lien on assets owned by such Person, whether or not such indebtedness actually shall have been created, assumed or incurred by such Person. Any indebtedness of such Person resulting from the acquisition by such Person of any assets subject to any Lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the indebtedness secured thereby, whether or not actually so created, assumed or incurred.

                  "Individual Formula Amount" shall mean at the date of determination thereof, with respect to each Operating Division an amount equal to: (a) up to the Receivables Advance Rate of Eligible Receivables of such Operating Division, plus (b) up to the Inventory Advance Rate of the value of Eligible Inventory of such Operating Division, minus (c) such reserves as Agent may reasonably deem proper and necessary from time to time.

                  "Individual Maximum Revolving Advance Amount" shall mean $20,000,000 with respect to the Harding Division, $45,000,000 with respect to the Hillman Division, $30,000,000 with respect to the Kar Division (it being understood and agreed that no Advances shall be made by Agent or Lenders to A. &
H. Bolt or J.N. Fauver; rather A. & H. Bolt is part of the Kar Division for purposes of calculating the Advances which can be made solely to Kar) and $50,000,000 and with respect to the SunSource Division, it being understood and agreed that no Advances shall be made by Agent or Lenders to J. N. Fauver; rather J. N. Fauver is part of the SunSource Division for purposes of calculating Advances which can be made solely to SunSource Technology.

                  "Ineligible Security" shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under
Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

                  "Interest Period" shall mean the period provided for any Eurodollar Rate Loan pursuant to Section 2.2(b).

                  "Inventory" shall mean and include as to each Credit Party all of such Credit Party's now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Credit Party's business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

                  "Inventory Advance Rate" shall have the meaning set forth in
Section 2.1(a)(y)(ii) hereof.

                  "Investment Property" shall mean and include as to each Credit Party, all of such Credit Party's now owned or hereafter acquired securities (whether certificated or uncertificated), securities entitlements, securities accounts, commodities contracts and commodities accounts.

                  "Issuer" shall mean any Person who issues a Letter of Credit and/or accepts a draft pursuant to the terms hereof.

                  "J.N. Fauver" shall mean J.N. Fauver (Canada) Limited, a corporation subsisting under the laws of the Province of Ontario.

                  "Junior Subordinated Debentures" shall mean, collectively, (a) Amended and Restated Declaration of Trust of SunSource Capital Trust dated and effective as of September 5, 1997 by the trustees a party thereto ("SunSource Capital Declaration of Trust"), as amended by the First Amendment to the SunSource Capital Declaration of Trust dated and effective as of October 16, 1997, (b) Indenture dated as of September 5, 1997 between SunSource Inc. and The Bank of New York, as Trustee, as amended by the First Supplemental Indenture dated as of October 16, 1997, (c) the Guarantee Agreement dated as of September 5, 1997 by SunSource Inc. for the benefit of the holders of the Preferred Securities of SunSource Capital Trust, (d) Contribution Agreement dated as of July 31, 1997 between SunSource. and Lehman Brothers Holdings Inc., (e) No. 1 SunSource 11.6% Junior Subordinated Debenture due 2027, (f) No. 2 SunSource 11.6% Junior Subordinated Debenture due 2027, (g) 130,449 common securities of SunSource Capital Trust representing common individual beneficial interests in the assets of the SunSource Capital Trust designated the 11.6% Trust Common Securities and (h) 4,217,837 preferred securities of SunSource Capital Trust representing preferred undivided beneficial interests in the assets of the SunSource Capital Trust designated the 11.6% Trust Preferred Securities, each as in effect on the Closing Date.

                  "Kar" shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Person.

                  "Kar Division" shall mean, collectively, Kar and A. & H. Bolt.

                  "Lender" and "Lenders" shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which becomes a transferee, successor or assign of any Lender.

                  "Letter of Credit Fees" shall have the meaning set forth in
Section 3.2.

                  "Letters of Credit" shall have the meaning set forth in
Section 2.9.

                  "LIBOR Margin" shall mean (i) two and one-half percent (2.50%) at any time after the repayment of the principal balance of the Term Loan in full in cash and (ii) three percent (3.0%) at all other times.

                  "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

                  "Material Adverse Effect" shall mean, as determined in Agent's reasonable discretion, a material adverse effect on (a) the condition, operations, assets, business or prospects of the applicable Person or Persons,
(b) any Credit Party's ability to pay the Obligations in accordance with the terms hereof, or (c) the value of the Collateral, or Agent's Liens on the Collateral or the priority of any such Lien.

                  "Maximum Loan Amount" shall mean $155,000,000 (subject to adjustment pursuant to Section 2.14(c)) less repayments of the Term Loan.

                  "Maximum Revolving Advance Amount" shall mean $130,000,000 (subject to adjustment pursuant to Section 2.14(c)).

                  "Mortgage" shall mean collectively: (i) the Mortgage, Assignment of Rents and Security Agreement dated as of even date herewith, with Kar as mortgagor and Agent as mortgagee, encumbering a property located in Des Plains, Illinois; (ii) the Deed of Trust, Assignment of Rents and Security Agreement dated as of even date herewith, with SunSource Technology as grantor and Agent as beneficiary, encumbering a property located in Arlington, Texas; and (iii) the Mortgage, Assignment of Rents and Security Agreement dated as of even date herewith with A. & H. Bolt as mortgagor and Agent as mortgagee, encumbering a property located in Windsor, Ontario, Canada.

                  "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Sections 3(37) and 4001(a)(3) of ERISA.

                  "Net Worth" at a particular date, shall mean all amounts which would be included under shareholders' equity on a balance sheet of the Borrowers on a consolidated basis determined in accordance with GAAP as at such date.

                  "Note" shall mean collectively, the Term Note and the Revolving Credit Note.

                  "Obligations" " shall mean and include any and all loans, advances, debts, liabilities, obligations, covenants and duties owing by Credit Parties under this Agreement and the Other Documents to Lenders or Agent or to any other direct or indirect subsidiary or affiliate of Agent or any Lender of any kind or nature, present or future (including, without limitation, any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to any Credit Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether or not evidenced by any note, guaranty or other instrument, whether arising under any agreement, instrument or document, (including, without limitation, this Agreement and the Other Documents) whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee, under any interest or currency swap, future, option or other similar agreement, or in any other manner, whether arising out of overdrafts or deposit or other accounts or electronic funds transfers (whether through automated clearing houses or otherwise) or out of the Agent's or any Lenders non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated arising under this Agreement, the Other Documents and any amendments, extensions, renewals or increases and all costs and expenses of Agent and any Lender incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable attorneys' fees and expenses and all obligations of any Credit Party to Agent or Lenders to perform acts or refrain from taking any action.

                  "Operating Division " shall mean as applicable, the Harding Division, Hillman Division, Kar Division or SunSource Division.

                  "Original Owners" shall mean, with respect to each Credit Party, the Person(s) set forth on Schedule 1.2B hereto, and shall also be deemed to include each other Credit Party.

                  "Other Documents" shall mean the Note, the Pledge Agreement, the Questionnaire, any Guaranty, and any and all other agreements, instruments and documents, including, without limitation, guaranties, pledges, powers of attorney, consents, and all other writings heretofore, now or hereafter executed by any Credit Party and/or delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement.

                  "Parent" of any Person shall mean a corporation or other entity owning, directly or indirectly at least 50% of the shares of stock or other ownership interests having ordinary voting power to elect a majority of the directors of the Person, or other Persons performing similar functions for any such Person.

                  "Participant" shall mean each Person who shall be granted the right by any Lender to participate in any of the Advances and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

                  "Payment Office" shall mean initially Two Tower Center Boulevard, East Brunswick, New Jersey 08816; thereafter, such other office of Agent, if any, which it may designate by notice to Borrowing Agent and to each Lender to be the Payment Office.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation.

                  "Pension Plan" shall mean any Plan subject to Title IV of ERISA (other than a Multiemployer Plan), the funding requirements of which under ERISA Section 302 or Code Section 412 are the responsibility of any Credit Party or any member of the Controlled Group.

                  "Permitted Encumbrances" shall mean (a) Liens in favor of Agent for the benefit of Agent and Lenders; (b) Liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by Credit Parties; provided, that, the Lien shall have no effect on the priority of the Liens in favor of Agent or the value of the assets in which Agent has such a Lien and a stay of enforcement of any such Lien shall be in effect; (c) Liens securing Indebtedness disclosed in the financial statements referred to in Section 5.5, the existence of which Agent has consented to in writing; (d) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance;
(e) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of any Credit Party's business; (f) judgment Liens that have been stayed or bonded and mechanics', workers', materialmen's or other like Liens arising in the ordinary course of any Credit Party's business with respect to obligations which are not due or which are being contested in good faith by the applicable Credit Party;
(g) Liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided that (x) any such lien shall not encumber any other property of the Credit Parties and (y) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases during any fiscal year shall not exceed the amount provided for in Section 7.6; and (h) Liens disclosed on Schedule 1.2.

                  "Person" shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or government (whether federal, provincial, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

                  "Plan" shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA, maintained for employees of Credit Parties or any member of the Controlled Group or any such Plan to which any Credit Party or any member of the Controlled Group is required to contribute on behalf of any of its employees.

                  "Pledge Agreement" shall mean, collectively, the Pledge Agreements each dated as of the Closing Date made by each of SunSource, SunSource Investment, SunSub A, SunSource Industrial, Kar and SunSource Canada in favor of Agent.

                  "Pro Forma Balance Sheet" shall have the meaning set forth in
Section 5.5(a) hereof.

                  "Pro Forma Financial Statements" shall have the meaning set forth in Section 5.5(b) hereof.

                  "Projections" shall have the meaning set forth in Section 5.5(b) hereof.

                  "Purchasing Lender" shall have the meaning set forth in
Section 16.3 hereof.

                  "Questionnaire" shall mean the Documentation Information Questionnaire and the responses thereto provided by Credit Parties and delivered to Agent.

                  "RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C.ss.ss.6901 et seq., as same may be amended from time to time.

                  "Real Property" shall mean all of each Credit Party's right, title and interest in and to the owned and leased premises identified on
Schedule 4.19 hereto.

                  "Receivables" shall mean and include, as to each Credit Party, all of such Credit Party's accounts, contract rights, instruments (including those evidencing indebtedness owed to Credit Parties by their Affiliates), documents, chattel paper, general intangibles relating to accounts, drafts and acceptances, and all other forms of obligations owing to such Credit Party arising out of or in connection with the sale or lease of Inventory or the rendition of services, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder.

                  "Receivables Advance Rate" shall have the meaning set forth in
Section 2.1(a)(y)(i) hereof.

                  "Release" shall have the meaning set forth in Section 5.7(c)(i) hereof.

                  "Reportable Event" shall mean a reportable event described in
Section 4043(b) of ERISA or the regulations promulgated thereunder, other than a reportable event as to which the provision of 30 days' notice to the PBGC is waived under applicable regulations.

                  "Required Lenders" shall mean Lenders holding at least sixty-six and two-thirds percent (66 2/3%) of the Advances and, if no Advances are outstanding, shall mean Lenders holding sixty-six and two-thirds percent (66 2/3%) of the Commitment Percentages.

                  "Reserve Percentage" shall mean the maximum effective percentage in effect on any day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding.

                  "Revolving Advances" shall mean Advances made other than Letters of Credit and the Term Loan.

                  "Revolving Credit Note" shall mean, collectively, the promissory notes referred to in Section 2.1(a) hereof.

                  "Revolving Interest Rate" shall mean an interest rate per annum equal to (a) the Alternate Base Rate with respect to Domestic Rate Loans, and (b) the sum of the Eurodollar Rate plus the LIBOR Margin with respect to Eurodollar Rate Loans.

                  "Section 20 Subsidiary" shall mean the Subsidiary of the bank holding company controlling PNC, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

                  "Senior Debt Payments" shall mean and include all cash actually expended by Borrowers on a consolidated basis to make (a) interest payments on any Advances hereunder, plus, (b) scheduled principal payments on the Term Loan, plus (c) payments for all fees, commissions and charges set forth herein and with respect to any Advances, plus (d) capitalized lease payments, plus (e) payments with respect to any other Indebtedness for borrowed money including, without limitation, the Indebtedness under the Junior Subordinated Debentures.

                  "Senior Notes" shall mean, collectively, (a) the Amended and Restated Note Purchase Agreement dated as of December 31, 1998 by and among SunSource and its Subsidiaries set forth on schedule 1 thereto, as obligors, and its Subsidiaries set forth on schedule 2 thereto, as Guarantors and (b) all notes, agreements, documents and instruments executed in connection therewith, each as in effect on the Closing Date.

                  "Settlement Date" shall mean the Closing Date and thereafter Wednesday of each week unless such day is not a Business Day in which case it shall be the next succeeding Business Day.

                  "Subordinated Debt Payments" shall mean and include all cash actually expended to make payments of principal and interest on the Junior Subordinated Note.

                  "Subsidiary" shall mean a corporation or other entity of whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

                  "Subsidiary Stock" shall mean all of the issued and outstanding shares of stock owned by any Borrower or Guarantor of any Subsidiary of such Borrower or Guarantor, as set forth on Schedule 1.2A hereto.

                  "SunSource" shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Person.

                  "SunSource Canada" shall mean SunSource Canada Investment Company, an unlimited liability company subsisting under the laws of the Province of Nova Scotia.

                  "SunSource Capital Trust" shall mean SunSource Capital Trust, a Delaware statutory business trust.

                  "SunSource Corporate" shall mean SunSource Corporate Group,
Inc.

                  "SunSource Division" shall mean, collectively, SunSource, J.N. Fauver and SunSource Technology.

                  "SunSource Industrial" shall mean SunSource Industrial Services Company, Inc., a Delaware corporation.

                  "SunSource Inventory" shall mean SunSource Inventory Management Company, Inc. a Delaware corporation.

                  "SunSource Investment" shall mean SunSource Investment Company, Inc., a Delaware corporation.


                  "SunSource Technology" shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Person.

                  "SunSub A" shall mean SunSub A Inc., a Delaware corporation.

                  "Tangible Net Worth" shall mean, at a particular date, (a) the aggregate amount of all assets of Borrowers on a consolidated basis as may be properly classified as such in accordance with GAAP consistently applied excluding such other assets as are properly classified as intangible assets under GAAP, less (b) the aggregate amount of all liabilities of the Borrowers on a consolidated basis.

                  "Term" shall have the meaning set forth in Section 13.1 hereof.

                  "Term Loan" shall mean the Advances made pursuant to Section
2.4 hereof.

                  "Term Loan Rate" shall mean an interest rate per annum equal to (a) the Alternate Base Rate with respect to Domestic Rate Loans, (b) the sum of the Eurodollar Rate plus the LIBOR Margin with respect to Eurodollar Rate Loans.

                  "Term Note" shall mean, collectively, the promissory notes described in Section 2.4 hereof.

                  "Termination Event" shall mean (i) a Reportable Event with respect to any Pension Plan or Multiemployer Plan; (ii) the withdrawal of any Credit Party or any member of the Controlled Group from a Pension Plan or Multiemployer Plan during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Pension Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Plan or notice of same regarding a Multiemployer Plan; (v) any event or condition (a) which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan, or (b) that may reasonably be expected to result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of any Credit Party or any member of the Controlled Group from a Multiemployer Plan.

                  "Toxic Substance" shall mean and include any material present on the Real Property which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. ss.ss. 2601 et seq., applicable state law, or any other applicable federal, provincial or state laws now in force or hereafter enacted relating to toxic substances. "Toxic Substance" includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

                  "Transactions" shall have the meaning set forth in Section 5.5 hereof.

                  "Transferee" shall have the meaning set forth in Section 16.3(b) hereof.

                  "Undrawn Availability" at a particular date shall mean an amount equal to (a) the lesser of (i) the Formula Amount or (ii) the Maximum Revolving Advance Amount, minus (b) the sum of (i) the outstanding amount of Advances (other than the Term Loan) plus (ii) all amounts due and owing to Borrowers' trade creditors which are outstanding beyond normal trade terms, plus
(iii) fees and expenses for which Borrowers are liable but which have not been paid or charged to Borrowers' Account.

                  "Week" shall mean the time period commencing with the opening of business on a Wednesday and ending on the end of business the following Tuesday.

         1.3. Uniform Commercial Code Terms. All terms used herein and defined in the Uniform Commercial Code as adopted in the State of New York shall have the meaning given therein unless otherwise defined herein.

         1.4. Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements to which Agent is a party, including, without limitation, references to any of the Other Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

II.      ADVANCES, PAYMENTS.
         ------------------

         2.1. (a) Revolving Advances. Subject to the terms and conditions set forth in this Agreement including, without limitation, Section 2.1(b), each Lender, severally and not jointly, will make Revolving Advances to Borrowers in aggregate amounts outstanding at any time equal to such Lender's Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount less the aggregate amount of outstanding Letters of Credit or (y) an amount equal to the sum of:

                                    (i) up to 85%, subject to the provisions of
                           Section 2.1(c) hereof ("Receivables Advance Rate"), of Eligible Receivables (the amount to be advanced against Eligible Receivables consisting of Harding Progress Billings shall not exceed $5,000,000 at any time and from time to time), plus

                                    (ii) up to the lesser of (A) 60%, subject to
                           the provisions of Section 2.1(c) hereof ("Inventory Advance Rate"), of the value of the Eligible Inventory (the Receivables Advance Rate and the Inventory Advance Rate shall be referred to collectively, as the "Advance Rates") or (B) $65,000,000 in the aggregate at any one time, minus

                                    (iii) an amount equal to the sum of (x) the
                           aggregate amount of outstanding standby Letters of Credit plus, (y) the product of (I) the aggregate amount of outstanding documentary Letters of Credit multiplied by (II) 1 minus the Inventory Advance Rate, minus

                                    (iv) such reserves as Agent may reasonably
                           deem proper and necessary from time to time.

         The amount derived from the sum of (x) Sections 2.1(a)(y)(i) and (ii) minus (y) Section 2.1 (a)(y)(iv) at any time and from time to time shall be referred to as the "Formula Amount". The Revolving Advances shall be evidenced by one or more secured promissory notes (collectively, the "Revolving Credit Note") substantially in the form attached hereto as Exhibit 2.1(a).

                  (b) Individual Revolving Advances. Each Lender, severally and not jointly, will make Revolving Advances to each Operating Division in aggregate amounts outstanding at any time not greater than such Lender's Commitment Percentage of the lesser of (x) such Operating Division's Individual Maximum Revolving Advance Amount less the aggregate amount of outstanding Letters of Credit applicable to such Operating Division or (y) such Operating Division's Individual Formula Amount less the aggregate amount of outstanding Letters of Credit applicable to such Operating Division.

                  (c) Discretionary Rights. The Advance Rates may be increased or decreased by Agent at any time and from time to time in the exercise of its reasonable discretion. Each Borrower consents to any such increases or decreases and acknowledges that decreasing the Advance Rates or increasing the reserves may limit or restrict Advances requested by Borrowing Agent.

         2.2. Procedure for Borrowing Advances.

                  (a) Borrowing Agent on behalf of any Borrower may notify Agent prior to 11:00 a.m. on a Business Day of a Borrower's request to incur, on that day, a Revolving Advance hereunder. Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with Agent or Lenders, or with respect to any other Obligation, become due, same shall be deemed a request for a Revolving Advance as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any other agreement with Agent or Lenders, and such request shall be irrevocable.

                  (b) Notwithstanding the provisions of (a) above, in the event any Borrower desires to obtain a Eurodollar Rate Loan, Borrowing Agent shall give Agent at least three (3) Business Days' prior written notice, specifying
(i) the date of the proposed borrowing (which shall be a Business Day), (ii) the type of borrowing and the amount on the date of such Advance to be borrowed, which amount shall be in a minimum amount of $1,000,000 and in integral multiples of $1,000,000 thereafter, and (iii) the duration of the first Interest Period therefor. Interest Periods for Eurodollar Rate Loans shall be for one, two, three or six months; provided, if an Interest Period would end on a day that is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the Interest Period shall end on the next preceding Business Day. No Eurodollar Rate Loan shall be made available to Borrower during the continuance of a Default or an Event of Default.

                  (c) Each Interest Period of a Eurodollar Rate Loan shall commence on the date such Eurodollar Rate Loan is made and shall end on such date as Borrowing Agent may elect as set forth in subsection (b)(iii) above provided that the exact length of each Interest Period shall be determined in accordance with the practice of the interbank market for offshore Dollar deposits and no Interest Period shall end after the last day of the Term.

         Borrowing Agent shall elect the initial Interest Period applicable to a Eurodollar Rate Loan by its notice of borrowing given to Agent pursuant to
Section 2.2(b) or by its notice of conversion given to Agent pursuant to Section 2.2(d), as the case may be. Borrowing Agent shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Agent of such duration not less than three (3) Business Days prior to the last day of the then current Interest Period applicable to such Eurodollar Rate Loan. If Agent does not receive timely notice of the Interest Period elected by Borrowing Agent, Borrowers shall be deemed to have elected to convert to a Domestic Rate Loan subject to Section 2.2(d) hereinbelow.

                  (d) Provided that no Event of Default shall have occurred and be continuing, any Borrower may, on the last Business Day of the then current Interest Period applicable to any outstanding Eurodollar Rate Loan, or on any Business Day with respect to Domestic Rate Loans, convert any such loan into a loan of another type in the same aggregate principal amount provided that any conversion of a Eurodollar Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such Eurodollar Rate Loan. If a Borrower desires to convert a loan, Borrowing Agent shall give Agent not less than three (3) Business Days' prior written notice to convert from a Domestic Rate Loan to a Eurodollar Rate Loan or one (1) Business Day's prior written notice to convert from a Eurodollar Rate Loan to a Domestic Rate Loan, specifying the date of such conversion, the loans to be converted and if the conversion is from a Domestic Rate Loan to any other type of loan, the duration of the first Interest Period therefor. After giving effect to each such conversion, there shall not be outstanding more than eight (8) Eurodollar Rate Loans, in the aggregate.

                  (e) At its option and upon three (3) Business Days' prior written notice, any Borrower may prepay the Eurodollar Rate Loans in whole at any time or in part from time to time, without premium or penalty, but with accrued interest on the principal being prepaid to the date of such repayment. Such Borrower shall specify the date of prepayment of Advances which are Eurodollar Rate Loans and the amount of such prepayment. In the event that any prepayment of a Eurodollar Rate Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, such Borrower shall indemnify Agent and Lenders therefor in accordance with Section 2.2(f) hereof.

                  (f) Each Borrower shall indemnify Agent and Lenders and hold Agent and Lenders harmless from and against any and all losses or expenses that Agent and Lenders may sustain or incur as a consequence of any prepayment, conversion of or any default by any Borrower in the payment of the principal of or interest on any Eurodollar Rate Loan or failure by any Borrower to complete a borrowing of, a prepayment of or conversion of or to a Eurodollar Rate Loan after notice thereof has been given, including, but not limited to, any interest payable by Agent or Lenders to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or any Lender to Borrowing Agent shall be conclusive absent manifest error.

                  (g) Notwithstanding any other provision hereof, if any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender (for purposes of this subsection (g), the term "Lender" shall include any Lender and the office or branch where any Lender or any corporation or bank controlling such Lender makes or maintains any Eurodollar Rate Loans) to make or maintain its Eurodollar Rate Loans, the obligation of Lenders to make Eurodollar Rate Loans hereunder shall forthwith be cancelled and Borrowers shall, if any affected Eurodollar Rate Loans are then outstanding, promptly upon request from Agent, either pay all such affected Eurodollar Rate Loans or convert such affected Eurodollar Rate Loans into loans of another type. If any such payment or conversion of any Eurodollar Rate Loan is made on a day that is not the last day of the Interest Period applicable to such Eurodollar Rate Loan, Borrowers shall pay Agent, upon Agent's request, such amount or amounts as may be necessary to compensate Lenders for any loss or expense sustained or incurred by Lenders in respect of such Eurodollar Rate Loan as a result of such payment or conversion, including (but not limited to) any interest or other amounts payable by Lenders to lenders of funds obtained by Lenders in order to make or maintain such Eurodollar Rate Loan. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Lenders to Borrowing Agent shall be conclusive absent manifest error.

         2.3. Disbursement of Advance Proceeds. All Advances shall be disbursed from whichever office or other place Agent may designate from time to time and, together with any and all other Obligations of Borrowers to Agent or Lenders, shall be charged to Borrowers' Account on Agent's books. During the Term, Borrowers may use the Revolving Advances by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof. The proceeds of each Revolving Advance requested by Borrowers or deemed to have been requested by Borrowers under Section 2.2(a) hereof shall, with respect to requested Revolving Advances to the extent Lenders make such Revolving Advances, be made available to the applicable Borrower on the day so requested by way of credit to such Borrower's operating account at PNC, or such other bank as Borrowing Agent may designate following notification to Agent, in immediately available federal funds or other immediately available funds or, with respect to Revolving Advances deemed to have been requested by any Borrower, be disbursed to Agent to be applied to the outstanding Obligations giving rise to such deemed request.

         2.4. Term Loan. Subject to the terms and conditions of this Agreement, each Lender, severally and not jointly, will make a Term Loan to Borrowers in the sum equal to such Lender's Commitment Percentage of $25,000,000. The Term Loan shall be advanced on the Closing Date and shall be, with respect to principal, payable as follows, subject to acceleration upon the occurrence of an Event of Default under this Agreement or termination of this Agreement: equal quarterly installments of $1,250,000 each commencing on April 1, 2000 and on the first day of each July, October, January and April thereafter until December 14, 2004 when the entire unpaid principal balance of the Term Loan shall be due and payable. The Term Loan shall be evidenced by one or more secured promissory notes (collectively, the "Term Note") in substantially the form attached hereto as Exhibit 2.4.

         2.5. Maximum Advances. The aggregate balance of Revolving Advances outstanding at any time shall not exceed the lesser of (a) Maximum Revolving Advance Amount or (b) the Formula Amount.

         2.6. Repayment of Advances.

                  (a) The Revolving Advances shall be due and payable in full on the last day of the Term subject to earlier prepayment as herein provided. The Term Loan shall be due and payable as provided in Section 2.4 hereof and in the Term Note.

                  (b) Each Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by Agent on the date received. In consideration of Agent's agreement to conditionally credit Borrowers' Account as of the Business Day on which Agent receives those items of payment, each Borrower agrees that, in computing the charges under this Agreement, all items of payment shall be deemed applied by Agent on account of the Obligations one
(1) Business Day after the Business Day Agent receives such payments via wire transfer or electronic depository check. Agent is not, however, required to credit Borrowers' Account for the amount of any item of payment which is not a wire transfer or electric depository check and unsatisfactory to Agent until such item of payment has cleared and become good funds. Agent may charge Borrowers' Account for the amount of any item of payment which is returned to Agent unpaid.

                  (c) All payments of principal, interest and other amounts payable hereunder, or under any of the Other Documents shall be made to Agent at the Payment Office not later than 1:00 P.M. (New York Time) on the due date therefor in lawful money of the United States of America in federal funds or other funds immediately available to Agent. Agent shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging Borrowers' Account or by making Advances as provided in Section 2.2 hereof.

                  (d) Credit Parties shall pay principal, interest, and all other amounts payable hereunder, or under any related agreement, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

         2.7. Repayment of Excess Advances. The aggregate balance of Advances outstanding at any time in excess of the maximum amount of Advances permitted hereunder shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred.

         2.8. Statement of Account. Agent shall maintain, in accordance with its customary procedures, a loan account ("Borrowers' Account") in the name of Borrowers on a collective basis in which shall be recorded the date and amount of each Advance made by Agent and the date and amount of each payment in respect thereof; provided, however, the failure by Agent to record the date and amount of any Advance shall not adversely affect Agent or any Lender. Each month, Agent shall send to Borrowing Agent a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Agent and Borrowers, during such month. The monthly statements shall be deemed correct and binding upon Borrowers in the absence of manifest error and shall constitute an account stated between Lenders and Borrowers unless Agent receives a written statement of Borrowers' specific exceptions thereto within thirty (30) days after such statement is received by Borrowing Agent. The records of Agent with respect to the loan account shall be conclusive evidence absent manifest error of the amounts of Advances and other charges thereto and of payments applicable thereto.

         2.9. Letters of Credit. Subject to the terms and conditions hereof, Agent shall issue or cause the issuance of Letters of Credit ("Letters of Credit") on behalf of any Borrower; provided, however, that Agent will not be required to issue or cause to be issued any Letters of Credit to the extent that the face amount of such Letters of Credit would then cause the sum of (i) the outstanding Revolving Advances plus (ii) outstanding Letters of Credit to exceed the lesser of (x) the Maximum Revolving Advance Amount or (y) the Formula Amount; provided, further, however, that Agent will not be required to issue or cause to be issued any Letters of Credit to the extent that the face amount of such Letters of Credit issued for an Operating Division of such Borrower would then cause the sum of (i) the outstanding Revolving Advances to the Operating Division of such Borrower plus (ii) the outstanding Letters of Credit issued or caused to be issued on behalf of the Operating Division of such Borrower to exceed the lesser of (x) such Borrower's Operating Division's Individual Maximum Revolving Advance Amount or (y) such Borrower's Operating Division's Individual Formula Amount. The maximum undrawn amount of outstanding Letters of Credit shall not exceed $15,000,000 in the aggregate at any time. All disbursements or payments related to Letters of Credit shall be deemed to be Domestic Rate Loans consisting of Revolving Advances and shall bear interest at the Revolving Interest Rate for Domestic Rate Loans; Letters of Credit that have not been drawn upon shall not bear interest.

         2.10.    Issuance of Letters of Credit.

                  (a) Borrowing Agent, on behalf of Borrowers, may request Agent to issue or cause the issuance of a Letter of Credit by delivering to Agent at the Payment Office, Agent's form of Letter of Credit Application (the "Letter of Credit Application") completed to the satisfaction of Agent; and, such other certificates, documents and other papers and information as Agent may reasonably request. Borrowing Agent, on behalf of Borrowers, also has the right to give instructions and make agreements with respect to any application, any applicable letter of credit and security agreement, any applicable letter of credit reimbursement agreement and/or any other applicable agreement, any letter of credit and the disposition of documents, disposition of any unutilized funds, and to agree with Agent upon any amendment, extension or renewal of any Letter of Credit.

                  (b) Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts or acceptances of usance drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than six (6) months after such Letter of Credit's date of issuance and in no event later than the last day of the Term. Each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any amendments or revision thereof adhered to by the Issuer and, to the extent not inconsistent therewith, the laws of the State of New York.

                  (c) Agent shall use its reasonable efforts to notify Lenders of the request by Borrowing Agent for a Letter of Credit hereunder.


         2.11. Requirements For Issuance of Letters of Credit.

                  (a) In connection with the issuance of any Letter of Credit Borrowers shall indemnify, save and hold Agent, each Lender and each Issuer harmless from any loss, cost, expense or liability, including, without limitation, payments made by Agent, any Lender or any Issuer and expenses and reasonable attorneys' fees incurred by Agent, any Lender or Issuer arising out of, or in connection with, any Letter of Credit to be issued or created for any Borrower. Borrowers shall be bound by Agent's or any Issuer's regulations and good faith interpretations of any Letter of Credit issued or created for Borrowers' Account, although this interpretation may be different from its own; and, neither Agent, nor any Lender, nor any Issuer nor any of their correspondents shall be liable for any error, negligence, or mistakes, whether of omission or commission, in following Borrowing Agent's or any Borrower's instructions or those contained in any Letter of Credit or of any modifications, amendments or supplements thereto or in issuing or paying any Letter of Credit, except for Agent's, any Lender's, any Issuer's or such correspondents' willful misconduct or gross (not mere) negligence.

                  (b) Borrowing Agent shall authorize and direct any Issuer to name the applicable Borrower as the "Applicant" or "Account Party" of each Letter of Credit. If Agent is not the Issuer of any Letter of Credit, Borrowing Agent shall authorize and direct the Issuer to deliver to Agent all instruments, documents, and other writings and property received by the Issuer pursuant to the Letter of Credit and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit, the application therefor or any acceptance therefor.

                  (c) In connection with all Letters of Credit issued or caused to be issued by Agent under this Agreement, each Borrower hereby appoints Agent, or its designee, as its attorney, with full power and authority following an Event of Default and while such Event of Default is continuing, (i) to sign and/or endorse such Borrower's name upon any warehouse or other receipts, letter of credit applications and acceptances; (ii) to sign such Borrower's name on bills of lading; (iii) to clear Inventory through the United States of America Customs Department ("Customs") in the name of such Borrower or Agent or Agent's designee, and to sign and deliver to Customs officials powers of attorney in the name of such Borrower for such purpose; and (iv) to complete in such Borrower's name or Agent's, or in the name of Agent's designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. Neither Agent nor its attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for Agent's or its attorney's willful misconduct. This power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.

                  (d) Each Lender shall to the extent of the percentage amount equal to the product of such Lender's Commitment Percentage times the aggregate amount of all unreimbursed reimbursement obligations arising from disbursements made or obligations incurred with respect to the Letters of Credit be deemed to have irrevocably purchased an undivided participation in each such unreimbursed reimbursement obligation. In the event that at the time a disbursement is made the unpaid balance of Revolving Advances exceeds or would exceed, with the making of such disbursement, the lesser of the Maximum Revolving Advance Amount or the Formula Amount, and such disbursement is not reimbursed by Borrowers within two (2) Business Days, Agent shall promptly notify each Lender and upon Agent's demand each Lender shall pay to Agent such Lender's proportionate share of such unreimbursed disbursement together with such Lender's proportionate share of Agent's unreimbursed costs and expenses relating to such unreimbursed disbursement. Upon receipt by Agent of a repayment from any Borrower of any amount disbursed by Agent for which Agent had already been reimbursed by Lenders, Agent shall deliver to each Lender that Lender's pro rata share of such repayment. Each Lender's participation commitment shall continue until the last to occur of any of the following events: (A) Agent ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (B) no Letter of Credit issued hereunder remains outstanding and uncancelled or (C) all Persons (other than the applicable Borrower) have been fully reimbursed for all payments made under or relating to Letters of Credit.

         2.12. Additional Payments. Any sums expended by Agent or any Lender due to any Borrower's failure to perform or comply with its obligations under this Agreement or any Other Document including, without limitation, any Borrower's obligations under Sections 4.2, 4.4, 4.12, 4.13, 4.14 and 6.1 hereof, may be charged to Borrowers' Account as a Revolving Advance and added to the Obligations.

         2.13.    Manner of Borrowing and Payment.

                  (a) Each borrowing of Revolving Advances shall be advanced according to the applicable Commitment Percentages of Lenders. The Term Loan shall be advanced according to the Commitment Percentages of Lenders.

                  (b) Each payment (including each prepayment) by Borrowers on account of the principal of and interest on the Revolving Advances, shall be applied to the Revolving Advances pro rata according to the applicable Commitment Percentages of Lenders. Each payment (including each prepayment) by Borrowers on account of the principal of and interest on the Term Note, shall be made from or to, or applied to that portion of the Term Loan evidenced by the Term Note pro rata according to the Commitment Percentages of Lenders. Except as expressly provided herein, all payments (including prepayments) to be made by any Borrower on account of principal, interest and fees shall be made without set off or counterclaim and shall be made to Agent on behalf of the Lenders to the Payment Office, in each case on or prior to 1:00 P.M., New York time, in Dollars and in immediately available funds.

                  (c) (i) Notwithstanding anything to the contrary contained in Sections 2.13(a) and (b) hereof, commencing with the first Business Day following the Closing Date, each borrowing of Revolving Advances shall be advanced by Agent and each payment by any Borrower on account of Revolving Advances shall be applied first to those Revolving Advances advanced by Agent. On or before 1:00 P.M., New York time, on each Settlement Date commencing with the first Settlement Date following the Closing Date, Agent and Lenders shall make certain payments as follows: (I) if the aggregate amount of new Revolving Advances made by Agent during the preceding Week (if any) exceeds the aggregate amount of repayments applied to outstanding Revolving Advances during such preceding Week, then each Lender shall provide Agent with funds in an amount equal to its applicable Commitment Percentage of the difference between (w) such Revolving Advances and (x) such repayments and (II) if the aggregate amount of repayments applied to outstanding Revolving Advances during such Week exceeds the aggregate amount of new Revolving Advances made during such Week, then Agent shall provide each Lender with funds in an amount equal to its applicable Commitment Percentage of the difference between (y) such repayments and (z) such Revolving Advances.

                           (ii) Each Lender shall be entitled to earn interest
at the applicable Contract Rate on outstanding Advances which it has funded.

                           (iii) Promptly following each Settlement Date, Agent
shall submit to each Lender a certificate with respect to payments received and Advances made during the Week immediately preceding such Settlement Date. Such certificate of Agent shall be conclusive in the absence of manifest error.

                  (d) If any Lender or Participant (a "benefited Lender") shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender's Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such benefited Lender shall purchase for cash from the other Lenders a participation in such portion of each such other Lender's Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the other Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Lender so purchasing a portion of another Lender's Advances may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

                  (e) Unless Agent shall have been notified by telephone, confirmed in writing, by any Lender that such Lender will not make the amount which would constitute its applicable Commitment Percentage of the Advances available to Agent, Agent may (but shall not be obligated to) assume that such Lender shall make such amount available to Agent on the next Settlement Date and, in reliance upon such assumption, make available to Borrowers a corresponding amount. Agent will promptly notify Borrowers of its receipt of any such notice from a Lender. If such amount is made available to Agent on a date after such next Settlement Date, such Lender shall pay to Agent on demand an amount equal to the product of (i) the daily average Federal Funds Rate (computed on the basis of a year of 360 days) during such period as quoted by Agent, times (ii) such amount, times (iii) the number of days from and including such Settlement Date to the date on which such amount becomes immediately available to Agent. A certificate of Agent submitted to any Lender with respect to any amounts owing under this paragraph (e) shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to Agent by such Lender within three (3) Business Days after such Settlement Date, Agent shall be entitled to recover such an amount, with interest thereon at the rate per annum then applicable to such Revolving Advances hereunder, on demand from Borrowers; provided, however, that Agent's right to such recovery shall not prejudice or otherwise adversely affect Borrowers' rights (if any) against such Lender.

         2.14.    Mandatory Prepayments.

                  (a) Subject to Section 4.3 hereof, when any Borrower sells or otherwise disposes of any Collateral other than Inventory in the ordinary course of business, Borrowers shall repay the Advances in an amount equal to the net proceeds of such sale (i.e., gross proceeds less the reasonable costs of such sales or other dispositions), such repayments to be made promptly but in no event more than two (2) Business Day following receipt of such net proceeds, and until the date of payment, such proceeds shall be held in trust for Agent. The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof. Such repayments shall be applied first to the outstanding principal installments of the Term Loan in the inverse order of the maturities thereof and second, to the remaining Advances in such order as Agent may determine, subject to Borrowers' ability to reborrow Revolving Advances in accordance with the terms hereof.

                  (b) Borrowers shall prepay the outstanding amount of the Advances in an amount equal to 75% of Excess Cash Flow for each fiscal year commencing on or after January 1, 2000, payable upon delivery of the financial statements to Agent referred to in and required by Section 9.7 for such fiscal year but in any event not later than ninety (90) days after the end of each such fiscal year, which amount shall be applied first, to the outstanding principal installments of the Term Loan in the inverse order of the maturities thereof and, second, to the remaining Advances in such order as Agent may determine subject to Borrowers' ability to reborrow Revolving Advances in accordance with the terms hereof. In the event that the financial statement is not so delivered, then a calculation based upon estimated amounts shall be made by Agent upon which calculation Borrowers shall make the prepayment required by this Section 2.14(b), subject to adjustment when the financial statement is delivered to Agent as required hereby. The calculation made by Agent shall not be deemed a waiver of any rights Agent or Lenders may have as a result of the failure by Borrowers to deliver such financial statement.

                  (c) Upon the consummation of the Harding Divestiture, the Borrowers shall repay the Revolving Advances in an amount (the "Harding Divestiture Revolving Amount") equal to the applicable Advance Rate multiplied by the amount of Eligible Receivables and Eligible Inventory at Harding, such repayments to be made concurrently with the consummation of the Harding Divestiture. In addition, Borrowers shall repay the Advances in an amount equal to net proceeds (i.e., gross proceeds less reasonable transaction costs) from the Harding Divestiture in excess of the Harding Divestiture Revolving Amount, such repayments to be made within one (1) Business Day of receipt of such net proceeds, and until paid, such proceeds shall be held in trust for Agent. Such repayments shall be applied first, to the outstanding principal installments of the Term Loan in the inverse order of the maturities thereof and, second, to the remaining Advances in such order as Agent may determine, subject to Borrowers' ability to reborrow Revolving Advances in accordance with the terms hereof.

         2.15. Use of Proceeds. Borrowers shall apply the proceeds of Advances to (i) repay existing indebtedness owed to (x) First Union and the other lenders pursuant to the First Union Loan Agreement and (y) the holders of the Senior Notes pursuant to the Senior Notes, (ii) pay fees and expenses relating to this transaction, and (iii) to provide for their working capital needs.

         2.16.    Defaulting Lender.

                  (a) Notwithstanding anything to the contrary contained herein, in the event any Lender (x) has refused (which refusal constitutes a breach by such Lender of its obligations under this Agreement) to make available its portion of any Advance or (y) notifies either Agent or Borrowing Agent that it does not intend to make available its portion of any Advance (if the actual refusal would constitute a breach by such Lender of its obligations under this Agreement) (each, a "Lender Default"), all rights and obligations hereunder of such Lender (a "Defaulting Lender") as to which a Lender Default is in effect and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.16 while such Lender Default remains in effect.

                  (b) Advances shall be incurred pro rata from Lenders (the "Non-Defaulting Lenders") which are not Defaulting Lenders based on their respective Commitment Percentages, and no Commitment Percentage of any Lender or any pro rata share of any Advances required to be advanced by any Lender shall be increased as a result of such Lender Default. Amounts received in respect of principal of any type of Advances shall be applied to reduce the applicable Advances of each Lender pro rata based on the aggregate of the outstanding Advances of that type of all Lenders at the time of such application; provided, that, such amount shall not be applied to any Advances of a Defaulting Lender at any time when, and to the extent that, the aggregate amount of Advances of any Non-Defaulting Lender exceeds such Non-Defaulting Lender's Commitment Percentage of all Advances then outstanding.

                  (c) A Defaulting Lender shall not be entitled to give instructions to Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Other Documents. All amendments, waivers and other modifications of this Agreement and the Other Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of "Required Lenders", a Defaulting Lender shall be deemed not to be a Lender and not to have Advances outstanding.

                  (d) Other than as expressly set forth in this Section 2.16, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged. Nothing in this Section 2.16 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Other Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which any Borrower, Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

                  (e) In the event a Defaulting Lender retroactively cures to the satisfaction of Agent the breach which caused a Lender to become a Defaulting Lender, such Defaulting Lender shall no longer be a Defaulting Lender and shall be treated as a Lender under this Agreement.

III.     INTEREST AND FEES.

         3.1. Interest. Interest on Advances shall be payable in arrears on the first day of each month with respect to Domestic Rate Loans and, with respect to Eurodollar Rate Loans, at the end of each Interest Period or, for Eurodollar Rate Loans with an Interest Period in excess of three months, (a) three months from the commencement of such Eurodollar Rate Loan and (b) the end of the Interest Period. Interest charges shall be computed on the actual principal amount of Advances outstanding during the month at a rate per annum equal to (i) with respect to Revolving Advances, the applicable Revolving Interest Rate and
(ii) with respect to the Term Loan, the applicable Term Loan Rate. Whenever, subsequent to the date of this Agreement, the Alternate Base Rate is increased or decreased, the applicable Contract Rate shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate Base Rate during the time such change or changes remain in effect. The Eurodollar Rate shall be adjusted with respect to Eurodollar Rate Loans without notice or demand of any kind on the effective date of any change in the Reserve Percentage as of such effective date. Upon and after the occurrence of an Event of Default, and during the continuation thereof, at the option of Agent or at the direction of Required Lenders, the Obligations shall bear interest at the applicable Contract Rate plus two percent (2%) per annum (as applicable, the "Default Rate").

         3.2. Letter of Credit Fees.

                  (a) Borrowers shall pay (x) to Agent, for the benefit of Lenders, fees for each Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to the average daily face amount of each outstanding Letter of Credit multiplied by one and one-half percent (1.50%) per annum, such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable monthly in arrears on the first day of each month and on the last day of the Term and (y) to the Issuer, any and all fees and expenses as agreed upon by the Issuer and the Borrowing Agent in connection with any Letter of Credit, including, without limitation, in connection with the opening, amendment or renewal of any such Letter of Credit and any acceptances created thereunder and shall reimburse Agent for any and all fees and expenses, if any, paid by Agent to the Issuer (all of the foregoing fees, the "Letter of Credit Fees"). All such charges shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason. Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in the Issuer's prevailing charges for that type of transaction. All Letter of Credit Fees payable hereunder shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

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

                  Following the occurrence and during the continuance of an Event of Default, on demand, Borrowers will cause cash to be deposited and maintained in an account with Agent, as cash collateral, in an amount equal to one hundred and five percent (105%) of the outstanding Letters of Credit, and each Borrower hereby irrevocably authorizes Agent, in its discretion, on such Borrower's behalf and in such Borrower's name, to open such an account and to make and maintain deposits therein, or in an account opened by such Borrower, in the amounts required to be made by such Borrower, out of the proceeds of Receivables or other Collateral or out of any other funds of such Borrower coming into any Lender's possession at any time. Agent will invest such cash collateral (less applicable reserves) in such short-term money-market items as to which Agent and such Borrower mutually agree and the net return on such investments shall be credited to such account and constitute additional cash collateral. No Borrower may withdraw amounts credited to any such account except upon payment and performance in full of all Obligations and termination of this Agreement.

         3.3. Facility Fee. If, for any quarter during the Term, the average daily unpaid balance of the Revolving Advances for each day of such quarter does not equal the Maximum Revolving Advance Amount, then Borrowers shall pay to Agent for the ratable benefit of Lenders a fee at a rate equal to one-half of one percent (.50%) per annum on the amount by which the Maximum Revolving Advance Amount exceeds such average daily unpaid balance. Such fee shall be payable to Agent in arrears on the first day of each quarter.

         3.4. Fee Letter. Borrowers shall pay Agent the amounts set forth in the Fee Letter at the times set forth therein.

                  3.5. Computation of Interest and Fees. Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable Contract Rate during such extension. For the purposes of the Interest Act (Canada), whenever interest is calculated on the basis of a year of 360 days, each rate of interest determined pursuant to such calculation expressed as an annual rate is equivalent to such rate as so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360.

         3.6. Maximum Charges. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under law, such excess amount shall be first applied to any unpaid principal balance owed by Borrowers, and if the then remaining excess amount is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to Borrowers and the provisions hereof shall be deemed amended to provide for such permissible rate.

         3.7. Increased Costs. In the event that any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by any Lender (for purposes of this Section 3.7, the term "Lender" shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) and the office or branch where Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

                  (a) subject Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement or any Other Document or change the basis of taxation of payments to Agent or any Lender of principal, fees, interest or any other amount payable hereunder or under any Other Documents (except for changes in the rate of tax on the overall net income of Agent or any Lender by the jurisdiction in which it maintains its principal office);

                  (b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Agent or any Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

                  (c) impose on Agent or any Lender or the London interbank Eurodollar market any other condition with respect to this Agreement or any Other Document;

and the result of any of the foregoing is to increase the cost to Agent or any Lender of making, renewing or maintaining its Advances hereunder by an amount that Agent or such Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Agent or such Lender deems to be material, then, in any case Borrowers shall promptly pay Agent or such Lender, upon its demand, such additional amount as will compensate Agent or such Lender for such additional cost or such reduction, as the case may be, provided that the foregoing shall not apply to increased costs which are reflected in the Eurodollar Rate. Agent or such Lender shall certify the amount of such additional cost or reduced amount to Borrowers, and such certification shall be conclusive absent manifest error.

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

         3.8. Basis For Determining Interest Rate Inadequate or Unfair. In the event that Agent or any Lender shall have determined that:

                  (a) reasonable means do not exist for ascertaining the Eurodollar Rate applicable pursuant to Section 2.2 hereof for any Interest Period; or

                  (b) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank Eurodollar market, with respect to an outstanding Eurodollar Rate Loan, a proposed Eurodollar Rate Loan, or a proposed conversion of a Domestic Rate Loan into a Eurodollar Rate Loan, then Agent shall give Borrowing Agent prompt written, telephonic or telegraphic notice of such determination. If such notice is given, (i) any such requested Eurodollar Rate Loan shall be made as a Domestic Rate Loan, unless Borrowing Agent shall notify Agent no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of Eurodollar Rate Loan, (ii) any Domestic Rate Loan or Eurodollar Rate Loan which was to have been converted to an affected type of Eurodollar Rate Loan shall be continued as or converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of Eurodollar Rate Loan, and (iii) any outstanding affected Eurodollar Rate Loans shall be converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected Eurodollar Rate Loan, shall be converted into an unaffected type of Eurodollar Rate Loan, on the last Business Day of the then current Interest Period for such affected Eurodollar Rate Loans. Until such notice has been withdrawn, Lenders shall have no obligation to make an affected type of Eurodollar Rate Loan or maintain outstanding affected Eurodollar Rate Loans and no Borrower shall have the right to convert a Domestic Rate Loan or an unaffected type of Eurodollar Rate Loan into an affected type of Eurodollar Rate Loan.

         3.9.     Capital Adequacy.

                  (a) In the event that Agent or any Lender shall have determined that any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any Lender (for purposes of this Section 3.9, the term "Lender" shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) and the office or branch where Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Agent or any Lender's capital as a consequence of its obligations hereunder to a level below that which Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent's and each Lender's policies with respect to capital adequacy) by an amount deemed by Agent or any Lender to be material, then, from time to time, Borrowers shall pay upon demand to Agent or such Lender such additional amount or amounts as will compensate Agent or such Lender for such reduction. In determining such amount or amounts, Agent or such Lender may use any reasonable averaging or attribution methods. The protection of this
Section 3.9 shall be available to Agent and each Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition.

                  (b) A certificate of Agent or such Lender setting forth such amount or amounts as shall be necessary to compensate Agent or such Lender with respect to Section 3.9(a) hereof when delivered to Borrowers shall be conclusive absent manifest error.

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

IV.      COLLATERAL:  GENERAL TERMS

         4.1. Security Interest in the Collateral. To secure the prompt payment and performance to Agent and each Lender of the Obligations, each Credit Party hereby assigns, pledges and grants to Agent for its benefit and for the ratable benefit of each Lender a continuing security interest in and to all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Each Credit Party shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent's security interest and shall cause its financial statements to reflect such security interest.

         4.2. Perfection of Security Interest. Each Credit Party shall take all action that may be necessary or desirable, or that Agent may request, so as at all times to maintain the validity, perfection, enforceability and priority of Agent's security interest in the Collateral or to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) obtaining landlords' or mortgagees' lien waivers, (iii) delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may specify, and stamping or marking, in such manner as Agent may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, (iv) entering into warehousing, lockbox and other custodial arrangements satisfactory to Agent, and (v) executing and delivering financing statements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent's security interest under the Uniform Commercial Code or other applicable law. Agent is hereby authorized to file financing statements signed by Agent instead of Credit Party in accordance with
Section 9-402(2) of Uniform Commercial Code as adopted in the State of New York. All charges, expenses and fees Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrowers' Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations, or, at Agent's option, shall be paid to Agent for the ratable benefit of Lenders immediately upon demand.

         4.3. Disposition of Collateral. Each Credit Party will safeguard and protect all Collateral for Agent's general account and make no disposition thereof whether by sale, lease or otherwise except (a) the sale of Inventory in the ordinary course of business and (b) the disposition or transfer of obsolete and worn-out Equipment in the ordinary course of business during any fiscal year having an aggregate fair market value for all Credit Parties of not more than $250,000 and only to the extent that (i) the proceeds of any such disposition are used to acquire replacement Equipment which is subject to Agent's first priority security interest or (ii) the proceeds of which are remitted to Agent to be applied pursuant to Section 2.14.

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

         4.4. Preservation of Collateral. Following the demand by Agent for payment of all Obligations due and owing in accordance with Section 11.1 hereof, in addition to the rights and remedies set forth in Section 11.1 hereof, Agent:
(a) may at any time take such steps as Agent deems necessary to protect Agent's interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as Agent may deem appropriate; (b) may employ and maintain at any of any Credit Party's premises a custodian who shall have full authority to do all acts necessary to protect Agent's interests in the Collateral; (c) may lease warehouse facilities to which Agent may move all or part of the Collateral; (d) may use any Credit Party's owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of Credit Party's owned or leased property. Each Credit Party shall cooperate fully with all of Agent's efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may direct. All of Agent's expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to Borrowers' Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations.

         4.5. Ownership of Collateral. With respect to the Collateral, at the time the Collateral becomes subject to Agent's security interest: (a) each Credit Party shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of the its respective Collateral to Agent; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (b) each document and agreement executed by each Credit Party or delivered to Agent or any Lender in connection with this Agreement shall be true and correct in all material respects; (c) all signatures and endorsements of each Credit Party that appear on such documents and agreements shall be genuine and each Credit Party shall have full capacity to execute same; and (d) each Credit Party's Equipment and Inventory shall be located as set forth on Schedule 4.5 and shall not be removed from such location(s) without the prior written consent of Agent except with respect to the sale of Inventory in the ordinary course of business and Equipment to the extent permitted in Section
4.3 hereof.

         4.6. Defense of Agent's and Lenders' Interests. Until (a) payment and performance in full of all of the Obligations and (b) termination of this Agreement, Agent's interests in the Collateral shall continue in full force and effect. During such period no Credit Party shall, without Agent's prior written consent, pledge, sell (except Inventory in the ordinary course of business and Equipment to the extent permitted in Section 4.3 hereof), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral. Each Credit Party shall defend Agent's interests in the Collateral against any and all Persons whatsoever. At any time following demand by Agent for payment of all Obligations, Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including without limitation: labels, stationery, documents, instruments and advertising materials. If Agent exercises this right to take possession of the Collateral, Credit Parties shall, upon demand, assemble it in the best manner possible and make it available to Agent at a place reasonably convenient to Agent. In addition, with respect to all Collateral, Agent and Lenders shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other applicable law. Each Credit Party shall, and Agent may, at its option, instruct all suppliers, carriers, forwarders, warehousers or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver same to Agent and/or subject to Agent's order and if they shall come into any Credit Party's possession, they, and each of them, shall be held by such Credit Party in trust as Agent's trustee, and such Credit Party will immediately deliver them to Agent in their original form together with any necessary endorsement.

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

         4.7. Books and Records. Each Credit Party shall (a) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including without limitation by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by Credit Parties.

         4.8. Financial Disclosure. Each Credit Party hereby irrevocably authorizes and directs all accountants and auditors employed by such Credit Party at any time during the Term to exhibit and deliver to Agent and each Lender copies of any of any Credit Party's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession, and to disclose to Agent and each Lender any information such accountants may have concerning such Credit Party's financial status and business operations. Each Credit Party hereby authorizes all federal, provincial, state and municipal authorities to furnish to Agent and each Lender copies of reports or examinations relating to such Credit Party, whether made by such Credit Party or otherwise; however, Agent and each Lender will attempt to obtain such information or materials directly from such Credit Party prior to obtaining such information or materials from such accountants or such authorities.

         4.9. Compliance with Laws. Each Credit Party shall comply in all material respects with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to its respective Collateral or any part thereof or to the operation of such Credit Party's business the non-compliance with which could reasonably be expected to have a Material Adverse Effect on such Credit Party. Each Credit Party may, however, contest or dispute any acts, rules, regulations, orders and directions of those bodies or officials in any reasonable manner, provided that any related Lien is inchoate or stayed and sufficient reserves are established to the reasonable satisfaction of Agent to protect Agent's Lien on or security interest in the Collateral. The Collateral at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the Collateral so that such insurance shall remain in full force and effect.

         4.10. Inspection of Premises. At all reasonable times and so long as
(a) no Event of Default has occurred and is then continuing and (b) Agent, in its reasonable discretion, does not believe that any Credit Party has or is committing fraud, upon reasonable prior notice, Agent and each Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from each Credit Party's books, records, audits, correspondence and all other papers relating to the Collateral and the operation of each Credit Party's business. Agent, any Lender and their agents may enter upon any of each Credit Party's premises at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of such Credit Party's business. So long as no Event of Default has occurred and is then continuing, Credit Parties shall only be liable to pay Agent's and each Lender's costs and expenses in connection with four (4) inspections during any twelve (12) month period of each Credit Party's premises.

         4.11. Insurance. Each Credit Party shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral. At each Credit Party's own cost and expense in amounts and with carriers acceptable to Agent, each Credit Party shall (a) keep all its insurable properties and properties in which each Credit Party has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to such Credit Party's including, without limitation, business interruption insurance; (b) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to such Borrower insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of such Credit Party either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which such Credit Party is engaged in business; (e) furnish Agent with (i) copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least thirty (30) days before any expiration date, and (ii) appropriate loss payable endorsements in form and substance satisfactory to Agent, naming Agent as a co-insured and loss payee as its interests may appear with respect to all insurance coverage referred to in clauses (a) and (c) above, and providing (A) that all proceeds thereunder shall be payable to Agent, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days' prior written notice is given to Agent. In the event of any loss thereunder, the carriers named therein hereby are directed by Agent and the applicable Credit Party to make payment for such loss to Agent and not to such Credit Party and Agent jointly. If any insurance losses are paid by check, draft or other instrument payable to any Credit Party and Agent jointly, Agent may endorse such Credit Party's name thereon and do such other things as Agent may deem advisable to reduce the same to cash. Agent is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses (a) and
(b) above. All loss recoveries received by Agent upon any such insurance may be applied to the Obligations, in such order as Agent in its sole discretion shall determine. Any surplus shall be paid by Agent to Credit Parties or applied as may be otherwise required by law. Any deficiency thereon shall be paid by Credit Parties to Agent, on demand. Anything hereinabove to the contrary notwithstanding, and subject to the fulfillment of the conditions set forth below, Agent shall remit to Credit Parties insurance proceeds received by Agent during any calendar year under insurance policies procured and maintained by Credit Parties which insure Credit Parties insurable properties to the extent such insurance proceeds do not exceed $500,000 in the aggregate during such calendar year or $500,000 per occurrence. In the event the amount of insurance proceeds received by Agent for any occurrence exceeds $500,000 then Agent shall not be obligated to remit the insurance proceeds to Credit Parties unless Credit Parties shall provide Agent with evidence reasonably satisfactory to Agent that the insurance proceeds will be used by Credit Parties to repair, replace or restore the insured property which was the subject of the insurable loss subject to Borrowers' ability to reborrow such amounts as Revolving Advances to be used for such purpose. In the event Credit Parties have previously received (or, after giving effect to any proposed remittance by Agent to Credit Parties would receive) insurance proceeds which equal or exceed $500,000 in the aggregate during any calendar year, then Agent may, in its sole discretion, either remit the insurance proceeds to Credit Parties upon Credit Parties providing Agent with evidence reasonably satisfactory to Agent that the insurance proceeds will be used by Credit Parties to repair, replace or restore the insured property which was the subject of the insurable loss, or apply the proceeds to the Obligations, as aforesaid. The agreement of Agent to remit insurance proceeds in the manner above provided shall be subject in each instance to satisfaction of each of the following conditions: (x) No Event of Default shall then have occurred and be continuing, and (y) Credit Parties shall use such insurance proceeds to repair, replace or restore the insurable property which was the subject of the insurable loss and for no other purpose.

         4.12. Failure to Pay Insurance. If any Credit Party fails to obtain insurance as hereinabove provided, or to keep the same in force, Agent, if Agent so elects, may obtain such insurance and pay the premium therefor on behalf of such Credit Party, and charge Borrowers' Account therefor as a Revolving Advance of a Domestic Rate Loan and such expenses so paid shall be part of the Obligations.

         4.13. Payment of Taxes. Each Credit Party will pay, when due, all taxes, assessments and other Charges lawfully levied or assessed upon such Credit Party or any of the Collateral including, without limitation, real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes. If any tax by any governmental authority is or may be imposed on or as a result of any transaction between any Credit Party and Agent or any Lender which Agent or any Lender may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Agent's or any Lender's opinion, may possibly create a valid Lien on the Collateral, Agent may without notice to Credit Parties pay the taxes, assessments or other Charges and each Credit Party hereby indemnifies and holds Agent and each Lender harmless in respect thereof. Agent will not pay any taxes, assessments or Charges to the extent that any Credit Party has contested or disputed those taxes, assessments or Charges in good faith, by expeditious protest, administrative or judicial appeal or similar proceeding provided that any related tax lien is stayed and sufficient reserves are established to the reasonable satisfaction of Agent to protect Agent's security interest in or Lien on the Collateral. The amount of any payment by Agent under this Section 4.13 shall be charged to Borrowers' Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations and, until Credit Parties shall furnish Agent with an indemnity therefor (or supply Agent with evidence satisfactory to Agent that due provision for the payment thereof has been made), Agent may hold without interest any balance standing to Credit Parties' credit and Agent shall retain its security interest in any and all Collateral held by Agent.

         4.14. Payment of Leasehold Obligations. Each Credit Party shall at all times pay, when and as due, its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at Agent's request will provide evidence of having done so.

         4.15.    Receivables.

                  (a) Nature of Receivables. Each of the Receivables which constitute "accounts" under the Uniform Commercial Code shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of a Credit Party, or work, labor or services theretofore rendered by a Credit Party as of the date each Receivable is created. Same shall be due and owing in accordance with the applicable Credit Party's standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by Credit Parties to Agent.

                  (b) Solvency of Customers. Each Customer, to the best of each Credit Party's knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the Customer is obligated in full when due or with respect to such Customers of any Credit Party who are not solvent such Credit Party has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.

                  (c) Locations of Credit Party . Each Credit Party's chief executive office is located at the addresses set forth on Schedule 4.15(c) hereto. Until written notice is given to Agent by Borrowing Agent of any other office at which any Credit Party keeps its records pertaining to Receivables, all such records shall be kept at such executive office.

                  (d) Collection of Receivables. Until any Credit Party's authority to do so is terminated by Agent (which notice Agent may give at any time following the occurrence of an Event of Default or a Default or when Agent in its sole discretion deems it to be in Lenders' best interest to do so), each Credit Party will, at such Credit Party's sole cost and expense, but on Agent's behalf and for Agent's account, collect as Agent's property and in trust for Agent all amounts received on Receivables, and shall not commingle such collections with any Credit Party's funds or use the same except to pay Obligations. Each Credit Party shall, upon request, deliver to Agent, or deposit in the Blocked Account, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness.

                  (e) Notification of Assignment of Receivables. At any time following the occurrence of an Event of Default and while such Event of Default is continuing, Agent shall have the right to send notice of the assignment of, and Agent's security interest in, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral. Thereafter, Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both. Agent's actual collection expenses, including, but not limited to, stationery and postage, telephone and telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrowers' Account and added to the Obligations.

                  (f) Power of Agent to Act on Credit Parties Behalf. Agent shall have the right to receive, endorse, assign and/or deliver in the name of Agent or any Credit Party any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each Credit Party hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Each Credit Party hereby constitutes Agent or Agent's designee as such Credit Party's attorney with power (i) to endorse such Credit Party's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) to sign such Credit Party's name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (iii) to send verifications of Receivables to any Customer; (iv) to sign such Credit Party's name on all financing statements or any other documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent's interest in the Collateral and to file same; (v) to demand payment of the Receivables; (vi) to enforce payment of the Receivables by legal proceedings or otherwise; (vii) to exercise all of Credit Party s' rights and remedies with respect to the collection of the Receivables and any other Collateral; (viii) to settle, adjust, compromise, extend or renew the Receivables; (ix) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (x) to prepare, file and sign such Credit Party's name on a proof of claim in bankruptcy or similar document against any Customer; (xi) to prepare, file and sign such Credit Party's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; and (xii) to do all other acts and things necessary to carry out this Agreement. Agent shall only exercise such power of attorney with respect to (v), (vi), (vii), (viii), (ix), (x) and
(xi) following the occurrence and during the continuation of an Event of Default. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. Agent shall have the right at any time following the occurrence and during the continuation of an Event of Default, to change the address for delivery of mail addressed to any Credit Party to such address as Agent may designate and to receive, open and dispose of all mail addressed to any Credit Party.

                  (g) No Liability. Neither Agent nor any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom. Following the occurrence of an Event of Default and while such Event of Default is continuing Agent may, without notice or consent from any Credit Party, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. Agent is authorized and empowered to accept following the occurrence of an Event of Default and during the continuation thereof the return of the goods represented by any of the Receivables, without notice to or consent by any Credit Party, all without discharging or in any way affecting any Credit Party's liability hereunder.

                  (h) Establishment of a Lockbox Account, Dominion Account. All proceeds of Collateral shall, at the direction of Agent, be deposited by Credit Parties into a lockbox account, dominion account or such other "blocked account" ("Blocked Accounts") as Agent may require pursuant to an arrangement with such bank as may be selected by Credit Parties and be acceptable to Agent. Credit Parties shall issue to any such bank, an irrevocable letter of instruction directing said bank to transfer such funds so deposited to Agent, either to any account maintained by Agent at said bank or by wire transfer to appropriate account(s) of Agent. All funds deposited in such Blocked Account shall immediately become the property of Agent and Credit Parties shall obtain the agreement by such bank to waive any offset rights against the funds so deposited. Neither Agent nor any Lender assumes any responsibility for such blocked account arrangement, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Alternatively, Agent may establish depository accounts ("Depository Accounts") in the name of Agent at a bank or banks for the deposit of such funds and Credit Parties shall deposit all proceeds of Collateral or cause same to be deposited, in kind, in such Depository Accounts of Agent in lieu of depositing same to the Blocked Accounts.

                  (i) Adjustments. No Credit Party will, without Agent's consent, compromise or adjust any material amount of the Receivables (or extend the time for payment thereof) or accept any material returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of such Credit Party.

         4.16. Inventory. To the extent Inventory held for sale or lease has been produced by any Credit Party, it has been and will be produced by such Credit Party in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

         4.17. Maintenance of Equipment. The Equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved. No Credit Party shall use or operate the Equipment in violation of any law, statute, ordinance, code, rule or regulation. Each Credit Party shall have the right to sell Equipment to the extent set forth in Section 4.3 hereof.

         4.18. Exculpation of Liability. Nothing herein contained shall be construed to constitute Agent or any Lender as any Credit Party's agent for any purpose whatsoever, nor shall Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Neither Agent nor any Lender, whether by anything herein or in any assignment or otherwise, assume any of any Credit Party's obligations under any contract or agreement assigned to Agent or such Lender, and neither Agent nor any Lender shall be responsible in any way for the performance by any Credit Party of any of the terms and conditions thereof.

         4.19. Environmental Matters. (a) Credit Parties shall ensure that the Real Property remains in compliance with all Environmental Laws and they shall not place or permit to be placed any Hazardous Substances on any Real Property except as permitted by applicable law or appropriate governmental authorities.

                  (b) Credit Parties shall establish and maintain a system to assure and monitor continued compliance with all applicable Environmental Laws which system shall include periodic reviews of such compliance.

                  (c) Credit Parties shall (i) employ in connection with the use of the Real Property appropriate technology necessary to maintain compliance with any applicable Environmental Laws and (ii) dispose of any and all Hazardous Waste generated at the Real Property only at facilities and with carriers that maintain valid permits under RCRA and any other applicable Environmental Laws. Credit Parties shall use their best efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by Credit Parties in connection with the transport or disposal of any Hazardous Waste generated at the Real Property.

                  (d) In the event any Credit Party obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at the Real Property (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or any Credit Party's interest therein (any of the foregoing is referred to herein as an "Environmental Complaint") from any Person, including any state agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the "Authority"), then Borrowing Agent shall, within five (5) Business Days, give written notice of same to Agent detailing facts and circumstances of which any Credit Party is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Agent to protect its security interest in the Real Property and the Collateral and is not intended to create nor shall it create any obligation upon Agent or any Lender with respect thereto.

                  (e) Credit Parties shall promptly forward to Agent copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by any Credit Party to dispose of Hazardous Substances and shall continue to forward copies of material correspondence between any Credit Party and the Authority regarding such claims to Agent until the claim is settled. Credit Parties shall promptly forward to Agent copies of all documents and reports concerning a Hazardous Discharge at the Real Property that any Credit Party is required to file under any Environmental Laws. Such information is to be provided solely to allow Agent to protect Agent's security interest in the Real Property and the Collateral.

                  (f) Credit Parties shall respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any Lien. If any Credit Party shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or any Credit Party shall fail to comply with any of the requirements of any Environmental Laws, Agent on behalf of Lenders may, but without the obligation to do so, for the sole purpose of protecting Agent's interest in Collateral: (A) give such notices or (B) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as Agent (or such third parties as directed by Agent) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Agent and Lenders (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Domestic Rate Loans constituting Revolving Advances shall be paid upon demand by Borrowers, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Agent, any Lender and any Credit Party.

                  (g) Promptly upon the written request of Agent from time to time which request shall only be made if Agent, in its reasonable discretion, believes that Hazardous Substances may be found on, under, at or within the applicable Real Property, Credit Parties shall provide Agent, at Credit Parties' expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Agent, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, cleanup and removal of any Hazardous Substances found on, under, at or within the Real Property. Any report or investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to Agent. If such estimates, individually or in the aggregate, exceed $100,000, Agent shall have the right to require Credit Parties to post a bond, letter of credit or other security reasonably satisfactory to Agent to secure payment of these costs and expenses.

                  (h) Credit Parties shall defend and indemnify Agent and Lenders and hold Agent, Lenders and their respective employees, agents, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney's fees, suffered or incurred by Agent or Lenders under or on account of any Environmental Laws, including, without limitation, the assertion of any Lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting the Real Property, whether or not the same originates or emerges from the Real Property or any contiguous real estate, including any loss of value of the Real Property as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of Agent or any Lender. Credit Parties' obligations under this Section 4.19 shall arise upon the discovery of the presence of any Hazardous Substances at the Real Property, whether or not any federal, provincial, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances. Credit Parties' obligation and the indemnifications hereunder shall survive the termination of this Agreement.

                  (i) For purposes of Section 4.19 and 5.7, all references to Real Property shall be deemed to include all of Credit Parties' right, title and interest in and to its owned and leased premises.

         4.20. Financing Statements. Except as respects the financing statements filed by Agent and the financing statements described on Schedule 1.2, no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.

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

         4.21. Amalgamation. Each Credit Party acknowledges that if it amalgamates with any other corporation, then (i) the Agent's security interest attaches to the Collateral which will extend to and include all of the personal property of each of the amalgamating corporations and all of the personal property of the amalgamated corporation owned on the amalgamation becoming effective and thereafter owned or acquired, (ii) the term "Credit Party", where used in this Agreement, will extend to and include the amalgamating corporations and the amalgamated corporation, and (iii) the term "Obligations" where used in this Agreement will extend to and included "Obligations" of the amalgamating corporations and the Obligations of the amalgamated corporation.

V.       REPRESENTATIONS AND WARRANTIES.
         ------------------------------

         Each Credit Party represents and warrants as follows:

         5.1. Authority. Each Credit Party has full power, authority and legal right to enter into this Agreement and the Other Documents and to perform all its respective Obligations hereunder and thereunder. This Agreement and the Other Documents constitute the legal, valid and binding obligation of such Credit Party enforceable in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally. The execution, delivery and performance of this Agreement and of the Other Documents (a) are within such Credit Party's corporate powers, have been duly authorized, are not in contravention of law or the terms of such Credit Party's by-laws, certificate of incorporation or other applicable documents relating to such Credit Party's formation or to the conduct of such Credit Party's business or of any material agreement or undertaking to which such Credit Party is a party or by which such Credit Party is bound, and (b) will not conflict with nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Credit Party under the provisions of any agreement, charter document, instrument, by-law, or other instrument to which such Credit Party is a party or by which it or its property may be bound.

         5.2. Formation and Qualification. (a) Each Credit Party is duly incorporated and in good standing under the laws of the jurisdictions listed on
Schedule 5.2(a) and is qualified to do business and is in good standing in the jurisdictions listed on Schedule 5.2(a) which constitute all jurisdictions in which qualification and good standing are necessary for such Credit Party to conduct its business and own its property and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect on such Credit Party. Each Credit Party has delivered to Agent true and complete copies of its organizational documents and will promptly notify Agent of any amendment or changes thereto.

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

                  (b) The only Subsidiaries of each Credit Party are listed on
Schedule 5.2(b).

         5.3. Survival of Representations and Warranties. All representations and warranties of such Credit Party contained in this Agreement and the Other Documents shall be true at the time of such Credit Party's execution of this Agreement and the Other Documents, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

         5.4. Tax Returns. Each Credit Party's federal tax identification number is set forth on Schedule 5.4. Each Credit Party has filed all federal, provincial, state and local tax returns and other reports each is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable. Federal, provincial, state and local income tax returns of each Credit Party have been examined and reported upon by the appropriate taxing authority or closed by applicable statute and satisfied for all fiscal years prior to and including the fiscal year ending December 31, 1998. The provision for taxes on the books of each Credit Party are adequate for all years not closed by applicable statutes, and for its current fiscal year, and no Credit Party has any knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

         5.5.     Financial Statements.

                  (a) The pro forma balance sheet of Borrowers on a consolidated basis (the "Pro Forma Balance Sheet") furnished to Agent on the Closing Date reflects the consummation of the transactions contemplated under this Agreement (the "Transactions") and is accurate, complete and correct and fairly reflects the financial condition of Borrowers in all material respects on a consolidated basis as of the Closing Date after giving effect to the Transactions, and has been prepared in accordance with GAAP, consistently applied. The Pro Forma Balance Sheet has been certified as accurate, complete and correct in all material respects by the President and Chief Financial Officer of SunSource. All financial statements referred to in this subsection 5.5(a), including the related schedules and notes thereto, have been prepared, in accordance with GAAP, except as may be disclosed in such financial statements.

                  (b) The twelve-month cash flow projections of the Borrowers on a consolidated basis and their projected balance sheets as of the Closing Date, copies of which are annexed hereto as Exhibit 5.5(b) (the "Projections") were prepared by the Chief Financial Officer of SunSource, are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect Borrowers' judgment based on present circumstances of the most likely set of conditions and course of action for the projected period. The cash flow Projections together with the Pro Forma Balance Sheet, are referred to as the "Pro Forma Financial Statements".

                  (c) The consolidated and consolidating balance sheets of the Borrowers, their Subsidiaries and such other Persons described therein (including the accounts of all Subsidiaries for the respective periods during which a subsidiary relationship existed) as of September 30, 1999 and the related statements of income, changes in stockholder's equity, and changes in cash flow for the period ended on such date, all accompanied by reports thereon containing opinions without qualification by independent certified public accountants, copies of which have been delivered to Agent, have been prepared in accordance with GAAP, consistently applied (except for changes in application in which such accountants concur and present fairly the financial position of the Borrowers and their Subsidiaries at such date and the results of their operations for such period. Since September 30, 1999 there has been no change in the condition, financial or otherwise, of Borrowers or their Subsidiaries as shown on the consolidated balance sheet as of such date and no change in the aggregate value of machinery, equipment and Real Property owned by Borrowers and their respective Subsidiaries, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse.

         5.6. Corporate Name. No Credit Party has been known by any other corporate name or any French version of its name in the past five years and does not sell Inventory under any other name except as set forth on Schedule 5.6, nor has any Credit Party been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years.

         5.7.     O.S.H.A. and Environmental Compliance.

                  (a) Each Credit Party has duly complied with, and its facilities, business, assets, property, leaseholds and Equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, RCRA and all other Environmental Laws; there have been no outstanding citations, notices or orders of non-compliance issued to any Credit Party or relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations.

                  (b) Each Credit Party has been issued all required federal, provincial, state and local licenses, certificates or permits relating to all applicable Environmental Laws.

                  (c) (i) There are no visible signs of releases, spills, discharges, leaks or disposal (collectively referred to as "Releases") of Hazardous Substances at, upon, under or within any Real Property; (ii) there are no underground storage tanks or polychlorinated biphenyls on the Real Property;
(iii) none of the Real Property has ever been used as a treatment, storage or disposal facility of Hazardous Waste; and (iv) no Hazardous Substances are present on the Real Property, excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and governmental regulations and in proper storage containers and as are necessary for the operation of the commercial business of any Credit Party or of its tenants.

         5.8.     Solvency; No Litigation, Violation, Indebtedness or Default.

                  (a) After giving effect to the Transactions, Credit Parties will be solvent, able to pay their debts as they mature, have capital sufficient to carry on their business and all businesses in which they are about to engage, and (i) as of the Closing Date, the fair present saleable value of their assets, calculated on a going concern basis, is in excess of the amount of their liabilities and (ii) subsequent to the Closing Date, the fair saleable value of their assets (calculated on a going concern basis) will be in excess of the amount of their liabilities.

                  (b) Except as disclosed in Schedule 5.8(b), no Credit Party has (i) any pending or threatened litigation, arbitration, actions or proceedings which involve the possibility of having a Material Adverse Effect on such Credit Party, and (ii) any liabilities nor indebtedness for borrowed money other than the Obligations.

                  (c) No Credit Party is in violation of any applicable statute, regulation or ordinance in any respect which could reasonably be expected to have a Material Adverse Effect on such Credit Party, nor is any Credit Party in material violation of any order of any court, governmental authority or arbitration board or tribunal.

                  (d) As of the Closing Date and on the last day of each fiscal quarter, no Credit Party nor any member of the Controlled Group maintains or contributes to any Plan other than those listed on Schedule 5.8(d) hereto. Credit Parties shall be required to add any new Plans not listed on Schedule 5.8(d) on the last day of each fiscal quarter to reflect Plans entered into during such fiscal quarter. Except where the failure to be true would not reasonably be expected to have a Material Adverse Effect on any Credit Party or any member of the Controlled Group, or except as set forth in Schedule 5.8(d),
(i) no Pension Plan has incurred any "accumulated funding deficiency," as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code, whether or not waived, and each Credit Party and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA in respect of each Pension Plan, (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code, (iii) with respect to each Pension Plan, no Credit Party nor any member of the Controlled Group has incurred any material liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid, (iv) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and to the knowledge of the Credit Parties there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan, (v) at this time, the current value of the assets of each Pension Plan equals or exceeds the present value of the accrued benefits and other liabilities of such Pension Plan and no Credit Party nor any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities, (vi) no Credit Party nor any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan, (vii) no Credit Party nor any member of a Controlled Group has incurred any material liability for any excise tax arising under Section 4972 or 4980B of the Code, and to the knowledge of the Credit Party no fact exists which could give rise to any such liability, (viii) no Credit Party nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a non-exempt "prohibited transaction" described in Section 406 of the ERISA or Section 4975 of the Code nor taken any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA, (ix) each Credit Party and each member of the Controlled Group has made all contributions due and payable with respect to each Plan, (x) there exists no event described in Section 4043(b) of ERISA, for which the thirty (30) day notice period contained in 29 CFR ss.2615.3 has not been waived, (xi) no Credit Party nor any member of the Controlled Group has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than employees or former employees of any Credit Party and any member of the Controlled Group, and (xii) no Credit Party nor any member of the Controlled Group has withdrawn, completely or partially, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

         5.9. Patents, Trademarks, Copyrights and Licenses. All patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, design rights, tradenames, assumed names, trade secrets and licenses owned or utilized by any Credit Party are set forth on Schedule 5.9, are valid and have been duly registered or filed with all appropriate governmental authorities and constitute all of the intellectual property rights which are necessary for the operation of its business; there is no objection to or pending challenge to the validity of any such patent, trademark, copyright, design right, tradename, trade secret or license and no Credit Party is aware of any grounds for any challenge, except as set forth in Schedule 5.9 hereto. Each patent, patent application, patent license, trademark, trademark application, trademark license, service mark, service mark application, service mark license, design right, copyright, copyright application and copyright license owned or held by any Credit Party and all trade secrets used by any Credit Party consist of original material or property developed by such Credit Party or was lawfully acquired by such Credit Party from the proper and lawful owner thereof. Each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof. With respect to all software used by any Credit Party, such Credit Party is in possession of all source and object codes related to each piece of software.

         5.10. Licenses and Permits. Except as set forth in Schedule 5.10, each Credit Party (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, provincial, state, or local law or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to be in such compliance or to procure such licenses or permits could have a Material Adverse Effect on such Credit Party.

         5.11. Default of Indebtedness. No Credit Party is in default in the payment of the principal of or interest on any Indebtedness in excess of $50,000 or under any instrument or agreement under or subject to which any Indebtedness in excess of $50,000 has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

         5.12. No Default. No Credit Party is in default in the payment or performance of any of its contractual obligations and no Default has occurred.

         5.13. No Burdensome Restrictions. No Credit Party is party to any contract or agreement the performance of which could have a Material Adverse Effect on such Credit Party. No Credit Party has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

         5.14. No Labor Disputes. No Credit Party is involved in any labor dispute; there are no strikes or walkouts or union organization of any Credit Party's employees threatened or in existence and no labor contract is scheduled to expire during the Term other than as set forth on Schedule 5.14 hereto.

         5.15. Margin Regulations. No Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for "purchasing" or "carrying" "margin stock" as defined in Regulation U of such Board of Governors.

         5.16. Investment Company Act. No Credit Party is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

         5.17. Disclosure. No representation or warranty made by any Credit Party in this Agreement or in any financial statement, report, certificate or any other document furnished in connection herewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to Credit Parties or which reasonably should be known to Borrowers which Credit Parties have not disclosed to Agent in writing with respect to the transactions contemplated by this Agreement which could reasonably be expected to have a Material Adverse Effect on any Credit Party.

         5.18. Delivery of Junior Subordinated Debentures. Agent has received complete copies of the Junior Subordinated Debentures (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has heretofore been delivered to Agent.

         5.19. Swaps. No Credit Party is a party to, nor will it be a party to, any swap agreement whereby such Credit Party has agreed or will agree to swap interest rates or currencies unless same provides that damages upon termination following an event of default thereunder are payable on an unlimited "two-way basis" without regard to fault on the part of either party.

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

         5.20. Conflicting Agreements. No provision of any mortgage, indenture, contract, agreement, judgment, decree or order binding on any Credit Party or affecting the Collateral conflicts with, or requires any Consent which has not already been obtained to, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the Other Documents.

         5.21. Application of Certain Laws and Regulations. No Credit Party nor any Affiliate of any Credit Party is subject to any statute, rule or regulation which regulates the incurrence of any Indebtedness, including without limitation, statutes or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

         5.22. Business and Property of Credit Parties . Upon and after the Closing Date, Credit Parties do not propose to engage in any business other than as set forth on Schedule 5.22 hereto and activities necessary to conduct the foregoing. On the Closing Date, each Credit Party will own all the property and possess all of the rights and Consents necessary for the conduct of the business of such Credit Party.

         5.23. Year 2000. Credit Parties and their respective Subsidiaries have reviewed the areas within their business and operations which could reasonably be expected to be adversely affected by, and have developed a program to address on a timely basis, the risk that certain computer applications used by Credit Parties or their respective Subsidiaries (or any of their respective material suppliers, customers or vendors) may be unable to recognize and perform properly date-sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem"). The Year 2000 Problem is not expected to have a Material Adverse Effect on Credit Parties.

         5.24. Section 20 Subsidiaries. Credit Parties do not intend to use and shall not use any portion of the proceeds of the Advances, directly or indirectly, to purchase during the underwriting period, or for 30 days thereafter, Ineligible Securities being underwritten by a Section 20 Subsidiary.

VI.      AFFIRMATIVE COVENANTS.
         ---------------------

         Each Credit Party shall, until payment in full of the Obligations and termination of this Agreement:

         6.1. Payment of Fees. Pay to Agent on demand all usual and customary fees and expenses which Agent incurs in connection with (a) the forwarding of Advance proceeds and (b) the establishment and maintenance of any Blocked Accounts or Depository Accounts as provided for in Section 4.15(h). Agent may, without making demand, charge Borrowers' Account for all such fees and expenses.

         6.2. Conduct of Business and Maintenance of Existence and Assets. (a) Conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including, without limitation, all licenses, patents, copyrights, design rights, tradenames, trade secrets and trademarks and take all actions necessary to enforce and protect the validity of any intellectual property right or other right included in the Collateral; (b) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect on such Credit Party; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States, Canada or any political subdivision thereof where the failure to do so could reasonably be expected to have a Material Adverse Effect on such Credit Party.

         6.3. Violations. Promptly notify Agent in writing of any violation of any law, statute, regulation or ordinance of any Governmental Body, or of any agency thereof, applicable to any Credit Party which could reasonably be expected to have a Material Adverse Effect on any Credit Party.

         6.4. Government Receivables. At the Agent's request, take all steps necessary to protect Agent's interest in the Collateral under the Federal Assignment of Claims Act or other applicable federal, provincial, state or local statutes or ordinances and deliver to Agent appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of contracts between any Credit Party and the United States, Canada, any province, any state or any department, agency or instrumentality of any of them.

         6.5. Minimum EBITDA. Maintain, with respect to Borrowers on a consolidated basis, EBITDA of not less than $6,000,000 for the three months ending March 31, 2000.

         6.6. Fixed Charge Coverage Ratio. Maintain, with respect to Borrowers on a consolidated basis, a Fixed Charge Coverage Ratio of not less than 1.35 to 1 for the three months ending June 30, 2000, the six months ending September 30, 2000, the nine months ending December 31, 2000 and thereafter on the last day of each March, June, September and December for the twelve months period ending on such last day.

         6.7. Undrawn Availability. Maintain, with respect to Borrowers on a consolidated basis, at all times at least $5,000,000 of Undrawn Availability (as calculated under Section 2.1(a)(y)) including, without limitation, after giving effect to any payments made under the Junior Subordinated Debentures.

         6.8. Deferred Interest. In the event (a) at December 31, 1999, January 31, 2000 and February 29, 2000, Undrawn Availability with respect to Borrowers on a consolidated basis, is less than $8,000,000, (b) at March 31, 2000, April 30, 2000, May 31, 2000 and June 30, 2000, Undrawn Availability with respect to Borrowers on a consolidated basis is less than $10,000,000 or (c) commencing on June 30, 2000, the Fixed Charge Coverage Ratio for the most recently completed fiscal quarter (for the three month, six month, nine month or rolling twelve month period described in Section 6.6 hereof) is less than 1.25 to 1, Credit Parties shall exercise their right to defer interest due under the Junior Subordinated Debentures and prior to paying any such deferred interest under the Junior Subordinated Debentures prior to the end of such deferral period, Credit Parties shall obtain the written consent of Required Lenders to make such payment.

         6.9. Execution of Supplemental Instruments. Execute and deliver to Agent from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Agent may request, in order that the full intent of this Agreement may be carried into effect.

         6.10. Payment of Indebtedness. Pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatever nature, except when the failure to do so could not reasonably be expected to have a Material Adverse Effect or when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and each Credit Party shall have provided for such reserves as Agent may reasonably deem proper and necessary, subject at all times to any applicable subordination arrangement in favor of Lenders.

         6.11. Standards of Financial Statements. Cause all financial statements referred to in Sections 9.7, 9.8, 9.9, 9.10, 9.11, 9.12, 9.13 and 9.14 as to
which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

         6.12. Harding Mortgages. If the Harding Divestiture is not consummated on or before March 31, 2000, Harding shall, at the request of Agent, execute and deliver to Agent a Mortgage, in form and substance satisfactory to Agent, on each of its owned Real Property having a fair market value of $100,000 or more along with such other instruments, agreements or documents reasonably requested by Agent in connection therewith including, without limitation, title commitments, surveys and environmental reports, all of which shall be in form and substance satisfactory to Agent.

         6.13. Net Worth. On or before March 31, 2000, Borrowers and Required Lenders shall in good faith negotiate the establishment of minimum Net Worth requirements to be tested at the end of each fiscal quarter commencing with the fiscal quarter ending March 31, 2000.

VII.     NEGATIVE COVENANTS.

         No Credit Party shall, until satisfaction in full of the Obligations and termination of this Agreement:

         7.1. Merger, Consolidation, Acquisition and Sale of Assets.

                  (a) Enter into any merger, amalgamation, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or stock of any Person or permit any other Person to consolidate with or merge with it.

                  (b) Sell, lease, transfer or otherwise dispose of any of its properties or assets, except in the ordinary course of its business and except
(i) as provided in Section 4.3 or (ii) the Harding Divestiture.

         7.2. Creation of Liens. Create or suffer to exist or permit any of its Subsidiaries to create or suffer to exist any Lien or transfer upon or against any of its property or assets (including, without limitation, any life insurance policies) now owned or hereafter acquired, except Permitted Encumbrances.

         7.3. Guarantees. Become liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lenders) except (a) as disclosed on Schedule 7.3, (b) the endorsement of checks in the ordinary course of business and (c) SunSource may guaranty, in the ordinary course of business, obligations of any other Credit Party under such Credit Party's real property leases.

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

         7.4. Investments. Purchase or acquire obligations or stock of, or any other interest in, any Person, except (a) obligations issued or guaranteed by the United States of America or any agency thereof, (b) commercial paper with maturities of not more than 180 days and a published rating of not less than A-1 or P-1 (or the equivalent rating), (c) certificates of time deposit and bankers' acceptances having maturities of not more than 180 days and repurchase agreements backed by United States government securities of a commercial bank if
(i) such bank has a combined capital and surplus of at least $500,000,000, or
(ii) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency, and (d) U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof.

         7.5. Loans. Make advances, loans or extensions of credit to any Person, including without limitation, any Parent, Subsidiary or Affiliate except with respect to the extension of commercial trade credit in connection with the sale of Inventory in the ordinary course of its business except loans to employees which shall not exceed $500,000 in the aggregate at any time.

         7.6. Capital Expenditures. Contract for, purchase or make any expenditure or commitments for fixed or capital assets (including capitalized leases) in any fiscal year in an aggregate amount for all Credit Parties in excess of $8,000,000.

         7.7. Dividends. Declare, pay or make any dividend or distribution on any shares of the common stock or preferred stock of any Credit Party (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock, or of any options to purchase or acquire any such shares of common or preferred stock of any Credit Party except that so long as (a) a notice of termination with regard to this Agreement shall not be outstanding, (b) no Event of Default shall have occurred and then be continuing, and (c) the purpose for such purchase, redemption or dividend shall be as set forth in writing to Agent at least ten (10) days prior to such purchase, redemption or dividend and such purchase, redemption or dividend shall in fact be used for such purpose, Credit Parties shall be permitted to pay dividends to any other Credit Party, to pay professional fees, franchise taxes and other ordinary course of business operating expenses (excluding salaries and other employee compensation) incurred by such Credit Party.

         7.8. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness (exclusive of trade debt) except in respect of (i) Indebtedness to Agent or to Lenders; (ii) Indebtedness incurred for capital expenditures permitted under Section 7.6 hereof; (iii) Indebtedness due under the Junior Subordinated Debentures as in effect on the date hereof, and (iv) Indebtedness set forth in the financial statements delivered pursuant to Section 5.5 hereof.

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

         7.9. Nature of Business. Substantially change the nature of the business in which it is presently engaged, nor except as specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the ordinary course of business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted.

         7.10. Transactions with Affiliates. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate, except transactions in the ordinary course of business, on an arm's-length basis on terms no less favorable than terms which would have been obtainable from a Person other than an Affiliate.

         7.11. Leases. Enter as lessee into any lease arrangement for real or personal property (unless capitalized and permitted under Section 7.6 hereof) if after giving effect thereto, aggregate annual rental payments for all leased property would exceed $15,000,000 in any one fiscal year in the aggregate for all Credit Parties.

         7.12. Subsidiaries.

                  (a)      Form any Subsidiary.

                  (b) Enter into any partnership, joint venture or similar arrangement.

         7.13. Fiscal Year and Accounting Changes. Change its fiscal year from December 31 or make any significant change (i) in accounting treatment and reporting practices except as required by GAAP or (ii) in tax reporting treatment except as required by law.

         7.14. Pledge of Credit. Now or hereafter pledge Agent's or any Lender's credit on any purchases or for any purpose whatsoever or use any portion of any Advance in or for any business other than such Credit Party's business as conducted on the date of this Agreement.

         7.15. Amendment of Articles of Incorporation, By-Laws. Amend, modify or waive any term or material provision of its Articles of Incorporation, By-Laws, or any of its organizational documents unless required by law.

         7.16. Compliance with ERISA. Except where the failure to comply would reasonably be expected to have a Material Adverse Effect on any Credit Party or member of the Controlled Group (i) (x) without prior notice to Agent, maintain, or permit any member of the Controlled Group to maintain, or (y) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan, other than those Plans disclosed on
Schedule 5.8(d), (ii) engage, or permit any member of the Controlled Group to engage, in any non-exempt "prohibited transaction", as that term is defined in section 406 of ERISA and Section 4975 of the Code, (iii) incur, or permit any member of the Controlled Group to incur, any material "accumulated funding deficiency", as that term is defined in Section 302 of ERISA or Section 412 of the Code, (iv) terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could result in any material liability of any Credit Party or any member of the Controlled Group or the imposition of a lien on the property of any Credit Party or any member of the Controlled Group pursuant to Section 4068 of ERISA, (v) assume, or permit any member of the Controlled Group to assume, any obligation to contribute to any Multiemployer Plan not disclosed on Schedule 5.8(d), without prior written consent of Agent
(vi) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan; (vii) fail promptly to notify Agent of the occurrence of any Termination Event, (viii) fail to materially comply, or permit a member of the Controlled Group to fail to materially comply, with the requirements of ERISA or the Code or other applicable laws in respect of any Plan, (ix) fail to meet, or permit any member of the Controlled Group to fail to meet, all minimum funding requirements under ERISA or the Code or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Plan.

         7.17. Prepayment of Indebtedness. At any time, directly or indirectly, prepay any Indebtedness (other than to Lenders), or repurchase, redeem, retire or otherwise acquire any Indebtedness of any Credit Party.

         7.18. Junior Subordinated Debentures. At any time, directly or indirectly, pay, prepay, repurchase, redeem, retire or otherwise acquire, or make any payment on account of any principal of, interest on or premium payable in connection with the repayment or redemption of the Junior Subordinated Debentures, except for payments of interest (subject to Section 6.8 hereof) required by the terms of the Junior Subordinated Debentures as in effect on the Closing Date.

         7.19. Other Agreements. Enter into any material amendment, waiver or modification of the Junior Subordinated Debentures, or any related agreements.

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

VIII.    CONDITIONS PRECEDENT.

         8.1. Conditions to Initial Advances. The agreement of Lenders to make the initial Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by Lenders, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:

                  (a) Note. Agent shall have received the Notes duly executed and delivered by an authorized officer of each Borrower;

                  (b) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by this Agreement, any related agreement or under law or reasonably requested by the Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

                  (c) Corporate Proceedings of Credit Parties . Agent shall have received a copy of the resolutions in form and substance reasonably satisfactory to Agent, of the Board of Directors of each Credit Party authorizing (i) the execution, delivery and performance of this Agreement, the Notes, the Mortgage and any related agreements, (collectively the "Documents") and (ii) the granting by each Credit Party of the security interests in and liens upon the Collateral in each case certified by the Secretary or an Assistant Secretary of each Credit Party as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

                  (d) Incumbency Certificates of Credit Parties . Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Credit Party, dated the Closing Date, as to the incumbency and signature of the officers of each Credit Party executing this Agreement, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;

                  (e) Certificates. Agent shall have received a copy of the Articles or Certificate of Incorporation of each Borrower and each Guarantor, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation together with copies of the By-Laws of each Borrower and each Guarantor and all agreements of each Borrower's and each Guarantor's shareholders certified as accurate and complete by the Secretary of each Borrower and such Guarantor;

                  (f) Good Standing Certificates. Agent shall have received good standing certificates for each Borrower and each Guarantor dated not more than thirty (30) days prior to the Closing Date, issued by the Secretary of State or other appropriate official of each Borrower's and each Guarantor's jurisdiction of incorporation and each jurisdiction where the conduct of each Borrower's and each Guarantor's business activities or the ownership of its properties necessitates qualification;

                  (g) Legal Opinion. Agent shall have received the executed legal opinion of Morgan, Lewis & Bockius, LLP, Cowles Thompson, a Professional Corporation, Katz Randall Weinberg Richmond, Wilson Walker Hochberg Slopen and supporting opinions issued in connection with the foregoing, in form and substance satisfactory to Agent which shall cover such matters incident to the transactions contemplated by this Agreement, the Notes, and related agreements as Agent may reasonably require and each Borrower and each Guarantor hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders;

                  (h) No Litigation. (i) No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against any Borrower or any Guarantor or against the officers or directors of any Borrower or any Guarantor (A) in connection with the Other Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Agent, is deemed material or (B) which could, in the reasonable opinion of Agent, have a Material Adverse Effect on any Borrower or any Guarantor; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Borrower or any Guarantor or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body;

                  (i) Financial Condition Certificates. Agent shall have received an executed Financial Condition Certificate in the form of Exhibit 8.1(k). \

                  (j) Collateral Examination. Agent shall have completed Collateral examinations and received appraisals, the results of which shall be satisfactory in form and substance to Lenders, of the Receivables, Inventory, General Intangibles and Equipment of each Borrower and Guarantor and all books and records in connection therewith;

                  (k) Fees. Agent shall have received all fees payable to Agent and Lenders on or prior to the Closing Date pursuant to Article III hereof;

                  (l) Pro Forma Financial Statements. Agent shall have received a copy of the Pro Forma Financial Statements which shall be satisfactory in all respects to Agent;

                  (m) Junior Subordinated Debentures. Agent shall have received final executed copies of the Junior Subordinated Debentures, and all related agreements, documents and instruments as in effect on the Closing Date which shall be satisfactory in all respects to Agent;

                  (n) Insurance. Agent shall have received in form and substance satisfactory to Agent, certified copies of Borrower s' and Guarantor's casualty insurance policies, together with loss payable endorsements on Agent's standard form of loss payee endorsement naming Agent as loss payee, and certified copies of Credit Parties' and Guarantor's liability insurance policies, together with endorsements naming Agent as a co-insured;

                  (o) Title Insurance. Agent shall have received fully paid mortgagee title insurance policies (or binding commitments to issue title insurance policies, marked to Agent's satisfaction to evidence the form of such policies to be delivered with respect to the Mortgage), in standard ALTA form, issued by a title insurance company satisfactory to Agent, each in an amount equal to not less than the fair market value of the Real Property subject to the Mortgage, insuring the Mortgage to create a valid Lien on the Real Property with no exceptions which Agent shall not have approved in writing and no survey exceptions;

                  (p) Environmental Reports. Agent shall have received all environmental studies and reports prepared by independent environmental engineering firms with respect to all Real Property owned or leased by Credit Parties or any Guarantor;

                  (q) Payment Instructions. Agent shall have received written instructions from SunSource directing the application of proceeds of the initial Advances made pursuant to this Agreement;

                  (r) Blocked Accounts. Agent shall have received duly executed agreements establishing the Blocked Accounts or Depository Accounts with financial institutions acceptable to Agent for the collection or servicing of the Receivables and proceeds of the Collateral;

                  (s) Consents. Agent shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Documents; and, Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Agent and its counsel shall deem necessary;

                  (t) No Adverse Material Change. (i) since September 30, 1999, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect on any Borrower or any Guarantor and (ii) no representations made or information supplied to Agent shall have been proven to be inaccurate or misleading in any material respect;

                  (u) Leasehold Agreements. Agent shall have received landlord, mortgagee or warehouseman agreements satisfactory to Agent with respect to all premises leased by Borrowers or any Guarantor at which Inventory is located;

                  (v) October Financial Statements. Agent shall have received the financial statements of Borrowers on a consolidated basis for the month of October, 1999 which shall be satisfactory in all respects to Agent;

                  (w) Pledge Agreement and Other Documents. Agent shall have received (i) the Pledge Agreement and (ii) the executed Other Documents, all in form and substance satisfactory to Agent;

                  (x) Net Worth. Agent shall have received the Pro Forma Balance Sheet reflecting a Net Worth after giving effect to the Indebtedness under the Junior Subordinated Debentures and after giving effect to the Transactions of at least $123,800,000;

                  (y) Contract Review. Agent shall have reviewed all material contracts of Credit Parties and Guarantors including, without limitation, leases, union contracts, labor contracts, vendor supply contracts, license agreements and distributorship agreements and such contracts and agreements shall be satisfactory in all respects to Agent;

                  (z) Closing Certificate. Agent shall have received a closing certificate signed by the Chief Financial Officer of SunSource dated as of the date hereof, stating that (i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct on and as of such date, (ii) Credit Parties and Guarantors are on such date in compliance with all the terms and provisions set forth in this Agreement and the Other Documents and
(iii) on such date no Default or Event of Default has occurred or is continuing;

                  (aa) Borrowing Base. Agent shall have received evidence from SunSource that the aggregate amount of Eligible Receivables and Eligible Inventory is sufficient in value and amount to support Advances in the amount requested by Credit Parties on the Closing Date;

                  (bb) Undrawn Availability. After giving effect to the initial Advances hereunder, Credit Parties shall have Undrawn Availability of at least $15,000,000;

                  (cc) Mortgage. Agent shall have received in form and substance satisfactory to Lenders (i) an executed Mortgage and (ii) surveys; and

                  (dd) Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Transactions shall be satisfactory in form and substance to Agent and its counsel.

         8.2. Conditions to Each Advance. The agreement of Lenders to make any Advance requested to be made on any date (including, without limitation, the initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

                  (a) Representations and Warranties. Each of the representations and warranties made by any Credit Party in or pursuant to this Agreement and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any related agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date;

                  (b) No Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date; provided, however that Lenders, in their sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default; and

                  (c) Maximum Advances. In the case of any Advances requested to be made, after giving effect thereto, the aggregate Advances shall not exceed the maximum amount of Advances permitted under Section 2.1 hereof.

Each request for an Advance by any Borrower hereunder shall constitute a representation and warranty by each Credit Party as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.

IX.      INFORMATION AS TO CREDIT PARTIES.

         Each Credit Party shall, until satisfaction in full of the Obligations and the termination of this Agreement:

         9.1. Disclosure of Material Matters. Immediately upon learning thereof, report to Agent all matters materially affecting the value, enforceability or collectibility of any portion of the Collateral including, without limitation, any Credit Party's reclamation or repossession of, or the return to any Credit Party of, a material amount of goods or claims or disputes asserted by any Customer or other obligor.

         9.2. Schedules. Deliver to Agent on or before the twentieth (20th) day of each month as and for the prior month (a) accounts receivable agings, (b) accounts payable schedules and (c) Inventory reports and (d) a Borrowing Base Certificate (which shall be calculated as of the last day of the prior month and which shall not be binding upon Agent or restrictive of Agent's rights under this Agreement). In addition, each Borrower will deliver to Agent at such intervals as Agent may require: (i) confirmatory assignment schedules, (ii) copies of Customer's invoices, (iii) evidence of shipment or delivery, (iv) monthly reconciliations of the above reports, and (v) such further schedules, documents and/or information regarding the Collateral as Agent may require including, without limitation, trial balances and test verifications. Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this Section are to be in form satisfactory to Agent and executed by each Borrower and delivered to Agent from time to time solely for Agent's convenience in maintaining records of the Collateral, and any Borrower's failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent's Lien with respect to the Collateral.

         9.3. Environmental Reports. Furnish Agent, concurrently with the delivery of the financial statements referred to in Sections 9.7 and 9.8, with a certificate signed by the Chief Financial Officer of SunSource, on behalf of each Borrower stating, to the best of his knowledge, that each Borrower is in compliance in all material respects with all federal, provincial, state and local laws relating to environmental protection and control and occupational safety and health. To the extent any Credit Party is not in compliance with the foregoing laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action such Credit Party will implement in order to achieve full compliance.

         9.4. Litigation. Promptly notify Agent in writing of any litigation, suit or administrative proceeding affecting any Credit Party, whether or not the claim is covered by insurance, and of any suit or administrative proceeding, which in any such case could reasonably be expected to have a Material Adverse Effect on any Credit Party.

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         9.5. Material Occurrences. Promptly notify Agent in writing upon the occurrence of (a) any Event of Default or Default; (b) any event of default under the Junior Subordinated Debentures; (c) any event which with the giving of notice or lapse of time, or both, would constitute an event of default under the Junior Subordinated Debentures; (d) any event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of any Credit Party as of the date of such statements; (e) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject any Credit Party to a tax imposed by Section 4971 of the Code; (f) each and every default by any Credit Party which might result in the acceleration of the maturity of any Indebtedness in excess of $50,000, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (g) any other development in the business or affairs of any Credit Party which could reasonably be expected to have a Material Adverse Effect on such Credit Party; in each case describing the nature thereof and the action Credit Parties propose to take with respect thereto.

         9.6. Government Receivables. Notify Agent immediately if any of its Receivables arise out of contracts between any Credit Party and the United States, Canada, any province, any state, or any department, agency or instrumentality of any of them.

         9.7. Annual Financial Statements. Furnish Agent and Lenders within ninety (90) days after the end of each fiscal year of Borrowers, financial statements of Borrowers on a consolidating and consolidated basis including, but not limited to, statements of income and stockholders' equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by an independent certified public accounting firm selected by Borrowers and satisfactory to Agent (the "Accountants"). The report of the Accountants shall be accompanied by a statement of the Accountants certifying that (i) they have caused the Loan Agreement to be reviewed, (ii) in making the examination upon which such report was based either no information came to their attention which to their knowledge constituted an Event of Default or a Default under this Agreement or any related agreement or, if such information came to their attention, specifying any such Default or Event of Default, its nature, when it occurred and whether it is continuing, and such report shall contain or have appended thereto calculations which set forth Credit Parties' compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 6.7, 7.6 and 7.11 hereof. In addition, the reports shall be accompanied by a certificate of the Chief Financial Officer of SunSource, on behalf of each Credit Party, which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by the affected Credit Party with respect to such event, and such certificate shall have appended thereto calculations which set forth Credit Party's compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 6.7, 7.6 and 7.11 hereof.



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         9.8. Quarterly Financial Statements. Furnish Agent and Lenders within forty-five (45) days after the end of each fiscal quarter, an unaudited balance sheet of Borrowers on a consolidated and consolidating basis and unaudited statements of income on a consolidated and consolidating basis and stockholders' equity and cash flow of Borrowers on a consolidated basis reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year end adjustments that individually and in the aggregate are not material to the business of Credit Parties. The reports shall be accompanied by a certificate signed by the Chief Financial Officer of SunSource, on behalf of each Credit Party, which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by the affected Credit Parties with respect to such default and, such certificate shall have appended thereto calculations which set forth the affected Credit Parties' compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 6.7, 7.6 and 7.11 hereof.

         9.9. Monthly Financial Statements. Furnish Agent and Lenders within forty (40) days after the end of each month, an unaudited balance sheet of Borrowers on a consolidated and consolidating basis and unaudited statements of income of Borrowers on a consolidated and consolidating basis reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year end adjustments that individually and in the aggregate are not material to the business of Credit Parties. The reports shall be accompanied by a certificate of the Chief Financial Officer of SunSource, on behalf of each Credit Party, which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Credit Parties with respect to such event and, such certificate shall have appended thereto calculations which set forth Credit Parties' compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 6.7, 7.6 and 7.11 hereof.

         9.10. Other Reports. Furnish Agent as soon as available, but in any event within ten (10) days after the issuance thereof, (i) with copies of such financial statements, reports and returns as each Borrower shall send to its stockholders and (ii) copies of all notices sent pursuant to the Junior Subordinated Debentures.

         9.11. Additional Information. Furnish Agent with such additional information as Agent shall reasonably request in order to enable Agent to determine whether the terms, covenants, provisions and conditions of this Agreement and the Notes have been complied with by Borrowers including, without limitation and without the necessity of any request by Agent, (a) copies of all environmental audits and reviews, (b) at least thirty (30) days prior thereto, notice of any Borrower's opening of any new office or place of business or any Borrower's closing of any existing office or place of business, and (c) promptly upon any Borrower's learning thereof, notice of any labor dispute to which any Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which any Borrower is a party or by which any Borrower is bound.

         9.12. Projected Operating Budget. Furnish Agent, no later than fifteen
(15) days prior to the beginning of each of SunSource's fiscal years commencing with fiscal year 2001, a month by month projected operating budget and cash flow of Borrowers on a consolidated and consolidating basis for such fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by the President or Chief Financial Officer of SunSource to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.

         9.13. Variances From Operating Budget. Furnish Agent, concurrently with the delivery of the financial statements referred to in Section 9.7 and each quarterly and monthly report, a written report summarizing all material variances from budgets submitted by Borrowers pursuant to Section 9.12 and a discussion and analysis by management with respect to such variances.

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         9.14. Notice of Suits, Adverse Events. Furnish Agent with prompt notice of (i) any lapse or other termination of any Consent issued to any Borrower by any Governmental Body or any other Person that is material to the operation of any Borrower's business, (ii) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; and (iii) copies of any periodic or special reports filed by any Borrower with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of any Borrower, or if copies thereof are requested by Lender, and
(iv) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to any Borrower.

         9.15. ERISA Notices and Requests. Furnish Agent with prompt written notice in the event that (i) any Borrower or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which such Borrower or any member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (ii) any Borrower or any member of the Controlled Group knows or has reason to know that a non-exempt prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred together with a written statement describing such transaction and the action which such Borrower or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Pension Plan together with all communications received by any Borrower or any member of the Controlled Group with respect to such request, (iv) any material increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which any Borrower or any member of the Controlled Group was not previously contributing shall occur, (v) any Borrower or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Pension Plan or to have a trustee appointed to administer a Pension Plan, together with copies of each such notice, (vi) any Borrower or any member of the Controlled Group shall receive any unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of each such letter; (vii) any Borrower or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (viii) any Borrower or any member of the Controlled Group shall fail to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; (ix) any Borrower or any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

         9.16. Additional Documents. Execute and deliver to Agent, upon request, such documents and agreements as Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.

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X.       EVENTS OF DEFAULT.

         The occurrence of any one or more of the following events shall constitute an "Event of Default":

         10.1. failure by any Credit Party to pay any principal or interest on the Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment or failure to pay any other liabilities or make any other payment, fee or charge provided for herein when due or in any Other Document;

         10.2. any representation or warranty made or deemed made by any Credit Party in this Agreement or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made or deemed to have been made;

         10.3. failure by any Credit Party to (i) furnish financial information when due or when requested, or (ii) permit the inspection of its books or records in accordance with Section 4.10 hereof;

         10.4. issuance of a notice of Lien, levy, assessment, injunction or attachment against a material portion of any Credit Party's property which is not stayed or lifted within thirty (30) days;

         10.5. except as otherwise provided for in Sections 10.1 and 10.3, failure or neglect of any Credit Party to perform, keep or observe any term, provision, condition, covenant herein contained, or contained in any other agreement or arrangement, now or hereafter entered into between any Credit Party and Agent or any Lender except for a failure or neglect of any Credit Party to perform, keep or observe any term, provision, condition or covenant, contained in Sections 4.7, 4.9, 4.11, 6.1, 6.3, 6.4, 9.4, 9.6 or 9.15 hereof which is cured within thirty (30) days from the occurrence of such failure or neglect;

         10.6. any judgment or judgments are rendered or judgment liens filed against any Credit Party or any execution, sequestration or other process of any court becomes enforceable against a Credit Party or if a distress or an analogous process is levied on all or part of its assets which, when aggregated with judgements and other process of any court for all Credit Parties are in aggregate amount in excess of $500,000 which within forty (40) days of such rendering or filing is not either satisfied, stayed or discharged of record;

         10.7. any Credit Party shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state, provincial or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent,
(v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within forty-five (45) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

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         10.8. any Credit Party shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business or institute or be subject to any formal or informal proceeding for its dissolution, liquidation or winding up, or agree to make a bulk sale of assets without the consent of Agent or Lenders;

         10.9. any Affiliate or any Subsidiary of any Credit Party, or any Guarantor, shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state, provincial or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors,
(vii) acquiesce to, or fail to have dismissed, within forty-five (45) days, any petition filed against it in any involuntary case under such bankruptcy laws, or
(viii) take any action for the purpose of effecting any of the foregoing;

         10.10. any change in any Credit Party's condition or affairs (financial or otherwise) which in Agent's reasonable opinion has a Material Adverse Effect on such Credit Party including, without limitation, as a result of the Year 2000 Problem;

         10.11. any Lien created hereunder or provided for hereby or under any related agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest;

         10.12. an event of default has occurred and been declared under the Junior Subordinated Debentures which default shall not have been cured or waived within any applicable grace period;

         10.13. a default of the obligations of any Credit Party under any other agreement to which it is a party shall occur which adversely affects its condition, affairs or prospects (financial or otherwise) which default is not cured within any applicable grace period;

         10.14. termination or breach of any Guaranty or similar agreement executed and delivered to Agent in connection with the Obligations of any Borrower, or if any Guarantor attempts to terminate, challenges the validity of, or its liability under, any such Guaranty or similar agreement;

         10.15. any Change of Ownership or Change of Control shall occur;

         10.16. any material provision of this Agreement shall, for any reason, cease to be valid and binding on any Credit Party, or any Credit Party shall so claim in writing to Agent;

         10.17. (i) any Governmental Body shall (A) revoke, terminate, suspend or adversely modify any license, permit, patent trademark or tradename of any Credit Party, the continuation of which is material to the continuation of any Credit Party's business, or (B) commence proceedings to suspend, revoke, terminate or adversely modify any such license, permit, trademark, tradename or patent and such proceedings shall not be dismissed or discharged within sixty
(60) days, or (c) schedule or conduct a hearing on the renewal of any license, permit, trademark, tradename or patent necessary for the continuation of any Credit Party's business and the staff of such Governmental Body issues a report recommending the termination, revocation, suspension or material, adverse modification of such license, permit, trademark, tradename or patent; (ii) any agreement which is necessary or material to the operation of any Credit Party's business shall be revoked or terminated and not replaced by a substitute acceptable to Agent within thirty (30) days after the date of such revocation or termination, and such revocation or termination and non-replacement would reasonably be expected to have a Material Adverse Effect on any Credit Party;

         10.18. any portion of the Collateral shall be seized or taken by a Governmental Body, or any Credit Party or the title and rights of any Credit Party or any Original Owner which is the owner of any material portion of the Collateral shall have become the subject matter of litigation which might, in the opinion of Agent, upon final determination, result in impairment or loss of the security provided by this Agreement or the Other Documents; or

         10.19. an event or condition specified in Sections 7.16 or 9.15 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, any Credit Party or any member of the Controlled Group shall incur, or in the opinion of Agent be reasonably likely to incur, a liability to a Plan or the PBGC (or both) which, in the reasonable judgment of Agent, would have a Material Adverse Effect on any Credit Party.

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XI.      LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT.

         11.1. Rights and Remedies. Upon the occurrence of (i) an Event of Default pursuant to Section 10.7 all Obligations shall be immediately due and payable and this Agreement and the obligation of Lenders to make Advances shall be deemed terminated, and (ii) any of the other Events of Default and at any time thereafter (such default not having previously been cured), at the option of Agent or at the direction of Required Lenders all Obligations shall be immediately due and payable and Lenders shall have the right to terminate this Agreement and to terminate the obligation of Lenders to make Advances and (iii) a filing of a petition against Credit Party in any involuntary case under any state, provincial or federal bankruptcy laws, the obligation of Lenders to make Advances hereunder shall be terminated other than as may be required by an appropriate order of the bankruptcy court having jurisdiction over any Credit Party. Upon the occurrence of any Event of Default and while such Event of Default is continuing, Agent shall have the right to exercise any and all other rights and remedies provided for herein, under the Uniform Commercial Code or under any other applicable law and at law or equity generally, including, without limitation, the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. Agent may enter any of any Credit Party's premises or other premises without legal process and without incurring liability to any Credit Party therefor, and Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Agent may deem advisable and Agent may require Credit Parties to make the Collateral available to Agent at a convenient place. With or without having the Collateral at the time or place of sale, Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent shall give Credit Parties reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Credit Parties at least five
(5) days or such other period that may be required by any law of Canada or any province thereof prior to such sale or sales is reasonable notification. At any public sale Agent or any Lender may bid for and become the purchaser, and Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and such right and equity are hereby expressly waived and released by each Credit Party. In connection with the exercise of the foregoing remedies, Agent is granted permission to use all of each Credit Party's trademarks, trade styles, trade names, patents, patent applications, licenses, franchises and other proprietary rights which are used in connection with (a) Inventory for the purpose of disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods. The proceeds realized from the sale of any Collateral shall be applied in accordance with Section 11.5 hereof. If any deficiency shall arise, Credit Parties shall remain liable to Agent and Lenders therefor.

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         11.2. Agent's Discretion. Agent shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Agent may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Agent's or Lenders' rights hereunder.

         11.3. Setoff. In addition to any other rights which Agent or any Lender may have under applicable law, upon the occurrence of an Event of Default and while such Event of Default is continuing hereunder, Agent and such Lender shall have a right to apply any Credit Party's property held by Agent and such Lender to reduce the Obligations.

         11.4. Rights and Remedies not Exclusive. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.

         11.5. Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Agent on account of the Obligations or any other amounts outstanding under any of the Other Documents or in respect of the Collateral may, at Agent's discretion, be paid over or delivered as follows:

         FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees) of the Agent in connection with enforcing the rights of the Lenders under this Agreement and the Other Documents and any protective advances made by the Agent with respect to the Collateral under or pursuant to the terms of this Document;

         SECOND, to payment of any fees owed to the Agent;

         THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under this Agreement and the Other Documents or otherwise with respect to the Obligations owing to such Lender;

         FOURTH, to the payment of all of the Obligations consisting of accrued fees and interest;

         FIFTH, to the payment of the outstanding principal amount of the Obligations (including the payment or cash collateralization of the outstanding Letters of Credit);

         SIXTH, to all other Obligations and other obligations which shall have become due and payable under the Other Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above;

         SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive (so long as it is not a Defaulting Lender) an amount equal to its pro rata share (based on the proportion that the then outstanding Advances held by such Lender bears to the aggregate then outstanding Advances) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH", "FIFTH" and "SIXTH" above; and (iii) to the extent that any amounts available for distribution pursuant to clause "FIFTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Agent in a cash collateral account and applied
(A) first, to reimburse the Issuer from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FIFTH" and "SIXTH" above in the manner provided in this Section 11.5.

         11.6. Canadian Remedies. Upon the occurrence of an Event of Default and during the continuation thereof, solely with respect to Credit Parties organized under the laws of Canada or any province thereof,

                  (a) Agent may, by instrument in writing, appoint a receiver ("Receiver" which term shall include a receiver and a manager) of all or any part of Collateral and remove any Receiver appointed and appoint another Receiver in its stead or may institute proceedings in any court of competent jurisdiction for the appointment of a Receiver in respect of any Credit Party or the Collateral;

                  (b) subject to the provisions of the document appointing it, any Receiver appointed shall have all the powers of Agent pursuant to this Agreement;

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                  (c) Agent shall have the power to carry on the business of any
Credit Party in whole or in part, the power to purchase on credit, the power to borrow in any Credit Party's name or in Agent's name with or without security and to advance its own money to any Credit Party at such rates of interest as it may deem reasonable, the power to take possession of Collateral and to preserve Collateral or its value and to sell, lease or otherwise dispose of Collateral, the power to enter upon, use and occupy all premises owned or occupied by any Credit Party where Collateral is situated and maintain Collateral on such premises and generally to deal with Collateral in the same manner and to the same extent as any Credit Party. A Receiver appointed under this Agreement shall only borrow money with the prior consent of Agent;

                  (d) to facilitate the realization of Collateral, Agent may carry on or concur in the carrying on of all or any part of the business of any Credit Party and may to the exclusion of all others, including any Credit Party, enter upon, occupy and use all or any of the premises of any Credit Party and use free of charge all or any of the tools, machinery and equipment of any Credit Party for such time as Agent sees fit to manufacture or complete the manufacture of any Inventory and to pack and ship the finished products and Agent shall not be liable to any Credit Party for any act, omission or neglect in so doing or liable to any Credit Party for any rent, charges, depreciation or damages in connection with such actions;

                  (e) Agent may seize, collect, realize, borrow money on the security of, release to third parties or otherwise deal with Collateral in such manner, upon such terms and conditions and at such times as Agent may deem advisable and without notice to any Credit Party (except as required by any applicable law), and may charge on its own behalf and pay to others reasonable amounts of costs and expenses incurred and for services rendered (including without limitation the fees of any Receiver and fees and disbursements of Agent's and Receiver's legal and accounting advisors) in connection with the enforcement of its security interest or the exercise of any rights of Agent under this Agreement, including, without limitation, the operations of Debtor's accounts and business, retaking, holding, repairing, processing, preparing for disposition, collecting, realizing, borrowing on the security of, disposing of or obtaining payment for Collateral or advice or direction with respect to any of the above. When in possession of Collateral, Agent shall not have any obligation to keep Collateral identifiable;

                  Each Credit Party agrees with Agent that:

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                  (a) the Receiver shall be the agent of the respective Credit
Party for the purpose of:

                           (i) carrying on and managing the business and affairs of Credit Party, and,

                           (ii) establishing liability for all of the acts, omissions or neglect of the Receiver and those for whom it is in law responsible and Agent shall not be liable for such acts, omissions or neglect; and,

                  (b) Agent is hereby irrevocably authorized to give instructions to the Receiver relating to the performance of its duties.


XII.     WAIVERS AND JUDICIAL PROCEEDINGS.

         12.1. Waiver of Notice. Each Credit Party hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

         12.2. Delay. No delay or omission on Agent's or any Lender's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any default.

         12.3. Jury Waiver. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

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XIII.    EFFECTIVE DATE AND TERMINATION.

         13.1. Term. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Credit Party, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until December 14, 2004 (the "Term") unless sooner terminated as herein provided. Borrowers may terminate this Agreement at any time upon ninety (90) days' prior written notice upon payment in full of the Obligations.

         13.2. Termination. The termination of the Agreement shall not affect any Credit Party's, Agent's or any Lender's rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully disposed of, concluded or liquidated. The security interests, Liens and rights granted to Agent and Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrowers' Account may from time to time be temporarily in a zero or credit position, until all of the Obligations of each Credit Party have been paid or performed in full after the termination of this Agreement or each Credit Party has furnished Agent and Lenders with an indemnification satisfactory to Agent and Lenders with respect thereto. Accordingly, each Credit Party waives any rights which it may have under Section 9-404(1) of the Uniform Commercial Code or any similar right under any other statute to demand the filing of termination statements with respect to the Collateral, and Agent shall not be required to send such termination statements to each Credit Party, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are paid or performed in full.

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XIV.     REGARDING AGENT.

         14.1. Appointment. Each Lender hereby designates PNC to act as Agent for such Lender under this Agreement and the Other Documents. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees (except the fees set forth in the Fee Letter), charges and collections (without giving effect to any collection days) received pursuant to this Agreement, for the ratable benefit of Lenders. Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement (including without limitation, collection of the Note) Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding; provided, however, that Agent shall not be required to take any action which exposes Agent to liability or which is contrary to this Agreement or the Other Documents or applicable law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto.

         14.2. Nature of Duties. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Documents. Neither Agent nor any of its officers, directors, employees or agents shall be
(i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct, or (ii) responsible in any manner for any recitals, statements, representations or warranties made by any Credit Party or any officer thereof contained in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the Other Documents or for the value, validity, effectiveness, genuineness, due execution, enforceability or sufficiency of this Agreement, or any of the Other Documents or for any failure of any Credit Party to perform its obligations hereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Other Documents, or to inspect the properties, books or records of any Credit Party. The duties of Agent as respects the Advances to Borrowers shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement except as expressly set forth herein.

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         14.3. Lack of Reliance on Agent and Resignation. Independently and
without reliance upon Agent or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Credit Party in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of each Credit Party. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by any Credit Party pursuant to the terms hereof. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Other Document, or of the financial condition of any Credit Party, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Note, the Other Documents or the financial condition of any Credit Party, or the existence of any Event of Default or any Default.

         Agent may resign on sixty (60) days' written notice to each of Lenders and Borrowing Agent and upon such resignation, the Required Lenders will promptly designate a successor Agent reasonably satisfactory to Borrowers.

         Any such successor Agent shall succeed to the rights, powers and duties of Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent. After any Agent's resignation as Agent, the provisions of this
Article XIV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

         14.4. Certain Rights of Agent. If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

         14.5. Reliance. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Other Documents and its duties hereunder, upon advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.

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

         14.6. Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Other Documents, unless Agent has received notice from a Lender or a Credit Party referring to this Agreement or the Other Documents, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.

         14.7. Indemnification. To the extent Agent is not reimbursed and indemnified by Credit Parties, each Lender will reimburse and indemnify Agent in proportion to its respective portion of the Advances (or, if no Advances are outstanding, according to its Commitment Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Document; provided that, Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross (not mere) negligence or willful misconduct.

         14.8. Agent in its Individual Capacity. With respect to the obligation of Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term "Lender" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Agent may engage in business with any Credit Party as if it were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

         14.9. Credit Parties' Undertaking to Agent. Without prejudice to their respective obligations to Lenders under the other provisions of this Agreement, each Credit Party hereby undertakes with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by it for the account of Agent or Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall pro tanto satisfy the relevant Credit Party's obligations to make payments for the account of Lenders or the relevant one or more of them pursuant to this Agreement.

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XV.      BORROWING AGENCY.

         15.1.    Borrowing Agency Provisions.

                  (a) Each Borrower hereby irrevocably designates Borrowing Agent to be its attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of such Borrower or Borrowers, and hereby authorizes Agent to pay over or credit all loan proceeds hereunder in accordance with the request of Borrowing Agent.

                  (b) The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request. Neither Agent nor any Lender shall incur liability to Borrowers as a result thereof. To induce Agent and Lenders to do so and in consideration thereof, each Borrower hereby indemnifies Agent and each Lender and holds Agent and each Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Agent or any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by Agent or any Lender on any request or instruction from Borrowing Agent or any other action taken by Agent or any Lender with respect to this Section 15.1 except due to willful misconduct or gross (not mere) negligence by the indemnified party.

                  (c) All Obligations shall be joint and several, and each Borrower shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearance granted to Agent or any Lender to any Borrower, failure of Agent or any Lender to give any Borrower notice of borrowing or any other notice, any failure of Agent or any Lender to pursue or preserve its rights against any Borrower, the release by Agent or any Lender of any Collateral now or thereafter acquired from any Borrower, and such agreement by each Borrower to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Agent or any Lender to the other Borrowers or any Collateral for such Borrower's Obligations or the lack thereof.

         15.2. Waiver of Subrogation. Each Credit Party expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Credit Party may now or hereafter have against the other Credit Parties or other Person directly or contingently liable for the Obligations hereunder, or against or with respect to the other Credit Parties' property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and repayment in full of the Obligations.

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XVI.     GUARANTEE.

         16.1. Each Guarantor unconditionally guarantees, as a primary obligor and not merely as a surety, jointly and severally with each other Guarantor when and as due, whether at maturity, by acceleration, by notice of prepayment or otherwise, the due and punctual performance of all Obligations, including, without limitation, the due and punctual payment of the principal of and all interest on each Revolving Credit Note and each Term Note. Each payment made by any Guarantor pursuant to this Guarantee shall be made in lawful money of the United States in immediately available funds.

         16.2. Each Guarantor hereby absolutely, unconditionally and irrevocably waives (i) promptness, diligence, notice of acceptance, notice of presentment for payment and any other notice with respect to this Guarantee, (ii) demand of payment, protest, notice of protest, notice of dishonor or nonpayment, notice of the present and future amount of the Obligations and any other notice with respect to the Obligations, (iii) any requirement that the Agent or any other Lender protect, secure, perfect or insure any security interest or Lien or any property subject thereto or exhaust any right or take any action against any other Credit Party, or any Person or any Collateral, (iv) any other action, event or precondition to the enforcement of this Guarantee or the performance by each such Guarantor of the Obligations and (v) any defense arising by any lack of capacity or authority or any other defense of any Borrower or any notice, demand or defense by reason of the cessation from any cause of Obligations other than payment and performance in full by the Obligations by the Borrowers and any defense that any other guarantee or security was or was to be obtained by Agent.

         16.3. No invalidity, irregularity, voidableness, voidness or unenforceability of this Agreement, any Revolving Credit Note, any Term Note, or any other Document or any other agreement or instrument relating thereto, or of all or any part of the Obligations or of any collateral security therefor shall affect, impair or be a defense to this Guarantee.

         16.4. This Guarantee is one of payment and performance, not collection, and the obligations of each Guarantor under this Guarantee are independent of the Obligations of the other Loan Parties, and a separate action or actions may be brought and prosecuted against any Guarantor to enforce this Guarantee, irrespective of whether any action is brought against any other Credit Party or other Persons or whether any other Credit Party or other Persons are joined in any such action or actions. Each Guarantor waives any right to require that any resort be had by Agent or any Lender to any security held for payment of the Obligations or to any balance of any deposit account or credit on the books of any Agent or any Lender in favor of any Credit Party or any other Person. No election to proceed in one form of action or proceedings, or against any Person, or on any Obligations, shall constitute a waiver of Agent's right to proceed in any other form of action or proceeding or against any other Person unless Agent has expressed any such waiver in writing. Without limiting the generality of the foregoing, no action or proceeding by Agent against any Borrower under any document evidencing or securing indebtedness of such Borrowers to Agent shall diminish the liability of any Guarantor under this Guarantee, except to the extent Agent receives actual payment on account of Obligations by such action or proceeding, notwithstanding the effect of any such election, action or proceeding upon the right of subrogation of any Guarantor in respect of Borrowers.

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         16.5. The liability of each Guarantor under this Guarantee shall be absolute, unlimited and unconditional irrespective and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason, including, without limitation, any claim of waiver, release, surrender alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any other Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor shall not be discharged or impaired or released or limited or otherwise affected by:

                           (i) any change in the manner, place or terms of
                  payment or performance, and/or any change or extension of the time of payment or performance of, release, renewal or alteration of, or any new agreements relating to any Obligation, any security therefor, or any liability incurred directly or indirectly in respect thereof, or any rescission of, or amendment, waiver or other modification of, or any consent to departure from, this Agreement, the Revolving Credit Notes, the Term Notes or any Other Document, including any increase in the Obligations resulting from the extension of additional credit to Borrower or otherwise;

                           (ii) any sale, exchange, release, surrender, loss,
                  abandonment, realization upon any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, all or any of the Obligations, and/or any offset there against, or failure to register, to perfect, or continue the perfection of, any Lien in any such property, or delay in the perfection or the registration of any such Lien, or any amendment or waiver of or consent to departure from any other guaranty for all or any of the Obligations;

                           (iii) the failure of the Agent or any Lender to
                  assert any claim or demand or to enforce any right or remedy against any Borrower or any other Credit Party or any other Person under the provisions of this Agreement, the Revolving Credit Notes, the Term Notes, any Letter of Credit or any other document or instrument executed and delivered in connection herewith or therewith;

                           (iv) any settlement or compromise of any Obligation,
                  any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and any subordination of the payment of all or any part thereof to the payment of any obligation (whether due or not) of any Credit Party to creditors of any Credit Party other than any other Credit Party;

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                           (v) any manner of application of Collateral, or
                  proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Obligations or any other assets of any Credit Party;

                           (vi) any other agreements or circumstance of any
                  nature whatsoever that may or might in any manner or to any extent vary the risk of any Guarantor, or that might otherwise at law or in equity constitute a defense available to, or a discharge of, this Guarantee and/or the obligations of Guarantor, or a defense to, or discharge of, any Credit Party or any other Person or party relating to this Guarantee or the Obligations or otherwise with respect to the Advances, Letters of Credit or other financial accommodations to Borrower pursuant to the Other Documents;

                           (vii) the loss or diminution of authority,
                  liquidation, dissolution, winding-up, winding-down, amalgamation, any arrangement under corporate legislation, any change in the name, business, membership, directorate, powers, objects, or organization or management, or other change in the corporate form, winding up proceedings, proceedings under the Bankruptcy and Insolvency Act R.S.C. 1985 c. B-3 as amended from time to time or any successor legislation thereto, proceedings in the Companies' Creditors Arrangement Act R.S.C. 1985 c. C-36 as amended from time to time or any successor legislation thereto, liquidation, receivership proceedings, appointment of a receiver, manager or receiver and manager or other insolvency proceedings occurring in respect of any Borrower, or any other Credit Party or the assumption by any Person of the obligation to pay or perform Obligations;

                           (viii) the Agent shall have the right to do any of
                  the above without notice to or the consent of any Guarantor and each Guarantor expressly waives any right to notice of, consent to, knowledge of and participation in any agreements relating to any of the above or any other present or future event relating to Obligations whether under this Agreement or otherwise or any right to challenge or question any of the above and waives any defenses of such Guarantor which might arise as a result of such dealings.

         16.6. Agent may at any time and from time to time (whether or not after revocation or termination of this Guarantee) without the consent of, or notice (except as shall be required by applicable statute and cannot be waived) to, any Guarantor, and without incurring responsibility to any Guarantor or impairing or releasing the Obligations, apply any sums by whomsoever paid or howsoever realized to any Obligations regardless of what Obligations remain unpaid.

         16.7. (a) This Guarantee shall continue to be effective or be reinstated, as the case may be, if claim is ever made upon the Agent or any Lender for repayment or recovery of any amount or amounts received by such Person in payment or on account of any of the Obligations and such Person repays all or part of said amount for any reason whatsoever, including, without limitation, by reason of any judgment, decree or order of any court or administrative body having jurisdiction over such Person or the respective property of each, or any settlement or compromise of any claim effected by such Person with any such claimant (including any Borrower); and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise or other circumstances shall be binding upon such Guarantor, notwithstanding any revocation hereof or the cancellation of any note (including the Term Notes and/or the Revolving Credit Notes) or other instrument evidencing any Obligation, and each Guarantor shall be and remain liable to the Agent and/or Lenders for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Person(s).

         (b) Agent shall not be required to marshal any assets in favor of any Guarantor, or against or in payment of Obligations.

         (c) No Guarantor shall have the right to be reimbursed, indemnified or subrogated to any of Agent's rights until Agent has received payment and performance in full of all Obligations (whether or not guaranteed hereby) and all reasonable costs and expenses incurred by Agent in obtaining payment and performance of Obligations and this Agreement has been irrevocably terminated. No Guarantor shall be entitled to claim against any present or future security held by Agent from any person for Obligations in priority to or equally with any claim of Agent, or assert any claim for any liability of any Borrower to any Guarantor in priority to or equally with claims of Agent for Obligations, and no Guarantor shall be entitled to compete with Agent with respect to, or to advance any equal or prior claim to any security held by Agent for Obligations.

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         (d) If any Borrower makes any payment to Agent, which payment is wholly or partly subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to any person under any federal, state or provincial statute or at common law or under equitable principles, then to the extent of such payment the Obligation intended to be paid shall be revived and continued in full force and effect as if the payment had not been made, and the resulting revived Obligation shall continue to be guaranteed, uninterrupted, by each Guarantor under this Guarantee.

         (e) All present and future monies payable by any Borrower to each Guarantor are assigned to Agent as security for such Guarantor's liability to Agent under this Guarantee and are postponed and subordinated to Agent's prior right to payment in full of Obligations. All monies received by any Guarantor from any Borrower shall be held by such Guarantor as agent and trustee for Agent. This provision shall remain in effect notwithstanding any termination by any Guarantor of this Guarantee. This assignment, postponement and subordination shall only terminate when Obligations are paid in full and the Agreement is irrevocably terminated.

         (f) Each Borrower acknowledges this assignment, postponement and subordination and, except as permitted hereunder, agrees to make no payments to any Guarantor without the prior written consent of Agent. Each Borrower agrees to give full effect to the provisions of this Guarantee.

         16.8. Upon the occurrence and during the continuance of any Event of Default, the Agent may and upon written request of the Lenders shall, without notice to or demand upon any Credit Party or any other Person, declare any obligations of each Guarantor hereunder immediately due and payable, and shall be entitled to enforce the obligations of each Guarantor. Upon such declaration by the Agent, the Agent and Lenders are hereby authorized at any time and from time to time to set off and apply any and all deposits (general or special, time or demand, provisions or final) at any time held and other indebtedness at any time owing by the Agent or Lenders to or for the credit or the account of any Guarantor against any and all of the obligations of each Guarantor now or hereafter existing under this Guarantee, whether or not the Agent or Lenders shall have made any demand under this Guarantee and although such obligations may be contingent and unmatured. The rights of the Agent and Lenders hereunder are in addition to other rights and remedies (including other rights of set-off) which the Agent and Lenders may have. Upon such declaration by the Agent, with respect to any claims (other than those claims referred to in the immediately preceding paragraph) of any Guarantor against any Credit Party (the "Claims"), the Agent shall have the full right on the part of the Agent in its own name or in the name of such Guarantor to collect and enforce such Claims by legal action, proof of debt or claim in bankruptcy or liquidation or other similar proceedings, vote in any proceeding for the arrangement or reorganization of debts at any time proposed, or otherwise, the Agent and each of its officers being hereby irrevocably constituted attorneys-in-fact for each Guarantor for the purpose of such enforcement and for the purpose of endorsing in the name of each Guarantor any instrument for the payment of money. Each Guarantor will receive as trustee for the Agent and will pay to the Agent forthwith upon receipt thereof any amounts which such Guarantor may receive from any Credit Party on account of the Claims. Each Guarantor agrees that at no time hereafter will any of the Claims be represented by any notes, other negotiable instruments or writings, except and in such event they shall either be made payable to the Agent, or if payable to any Guarantor, shall forthwith be endorsed by such Guarantor to the Agent. Each Guarantor agrees that no payment on account of the Claims or any security interest therein shall be created, received, accepted or retained during the continuance of an Event of Default nor shall any financing statement be filed with respect thereto by any Guarantor.

         16.9. Any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by any Credit Party or others (including any Lenders) with respect to any of the Obligations shall, if the statute of limitations in favor of any Guarantor against the Agent or Lenders shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

         16.10. (a) All amounts payable from time to time by any Guarantor hereunder shall bear interest at the interest rate per annum then chargeable with respect to Revolving Credit Advances.

                  (b) If, with respect to any payment under this Guarantee, the application, introduction or adoption of any law, regulation, treaty, convention, guideline, request or directive of any governmental authority or similar agency or any change therein, to Guarantor, or to Agent, or interpretation, or administration thereof, or any compliance by Agent therewith, shall impose or require any reserve, or tax (excluding taxes measured with reference to the net income of Agent), or shall impose any other requirement or condition which results in an increased cost to Agent or reduces the amount received or receivable by Agent with respect with any amount due under this Guarantee or causes Agent to make or to forego any payment, then upon notification to Guarantor by Agent, Guarantor shall immediately pay to Agent such amounts as shall fully compensate Agent and Lenders for all such increased costs, reductions, payments or foregone payments which accrue up to and including the date of receipt by Guarantor of such notice and thereafter, upon demand from time to time, Guarantor shall pay such additional amounts as shall fully compensate Agent for any increased cost, imposed costs, reductions, payments or foregone payments.

         16.11. Each Guarantor acknowledges receipt of a copy of each of the Other Documents. Each Guarantor has made an independent investigation of the Loan Parties and of the financial condition of the Loan Parties. Neither Agent nor any Lender has made and neither Agent nor any Lender does make any representations or warranties as to the income, expense, operation, finances or any other matter or thing affecting any Credit Party nor has Agent or any Lender made any representations or warranties as to the amount or nature of the Obligations of any Credit Party to which this Guarantee applies as specifically herein set forth, nor has Agent or any Lender or any officer, agent or employee of Agent or any Lender or any representative thereof, made any other oral representations, agreements or commitments of any kind or nature, and each Guarantor hereby expressly acknowledges that no such representations or warranties have been made and such Guarantor expressly disclaims reliance on any such representations or warranties.

         16.12. The provisions of this Section 16 shall remain in effect until indefeasible payment in full in cash of all Obligations and the irrevocable termination of this Agreement.

         16.13. If any Obligations remain outstanding following the exercise of any of Agent's rights and/or remedies pursuant to any Mortgage, each Guarantor hereby agrees that the Guaranty made by such Guarantor under this Section 16 shall continue in full force and effect with respect to such Obligations and any future Obligations not withstanding any applicable law, statute or regulation. Further, each Guarantor hereby agrees to execute any instruments, agreements and/or documents reasonably requested by Agent to reflect any of the foregoing.

XVII.    MISCELLANEOUS.

         17.1. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York. Any judicial proceeding brought by or against any Credit Party with respect to any of the Obligations, this Agreement or any related agreement may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Agreement, each Credit Party accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each Credit Party hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Borrowing Agent at its address set forth in
Section 17.6 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America, or, at the Agent's and/or any Lender's option, by service upon Borrowing Agent which each Credit Party irrevocably appoints as such Credit Party's Agent for the purpose of accepting service within the State of New York. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against any Credit Party in the courts of any other jurisdiction. Each Credit Party waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Any judicial proceeding by any Credit Party against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the County of New York, State of New York.

         17.2. Entire Understanding. (a) This Agreement and the documents executed concurrently herewith contain the entire understanding among each Credit Party, Agent and each Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by each Credit Party's, Agent's and each Lender's respective officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Each Credit Party acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

                  (b) The Required Lenders, Agent with the consent in writing of the Required Lenders, and Credit Parties may, subject to the provisions of this
Section 17.2 (b), from time to time enter into written supplemental agreements to this Agreement or the Other Documents executed by Credit Parties, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lenders, Agent or Credit Parties thereunder or the conditions, provisions or terms thereof of waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall, without the consent of all Lenders:

                           (i) increase the Commitment Percentage or maximum
dollar commitment of any Lender.

                           (ii) extend the maturity of any Note or the due date
for any amount payable hereunder, or decrease the rate of interest or reduce any fee payable by Borrowers to Lenders pursuant to this Agreement.

                           (iii) alter the definition of the term Required
Lenders or alter, amend or modify this Section 17.2(b).

                           (iv) release any Collateral during any calendar year
(other than in accordance with the provisions of this Agreement) having an aggregate value in excess of $1,000,000.

                           (v) change the rights and duties of Agent.

                           (vi) permit any Revolving Advance to be made if after
giving effect thereto the total of Revolving Advances outstanding hereunder would exceed the Formula Amount for more than thirty (30) consecutive Business Days or exceed one hundred and ten percent (110%) of the Formula Amount.

                           (vii) increase the Advance Rates above the Advance
Rates in effect on the Closing Date.

Any such supplemental agreement shall apply equally to each Lender and shall be binding upon Credit Parties, Lenders and Agent and all future holders of the Obligations. In the case of any waiver, Credit Parties, Agent and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

         In the event that Agent requests the consent of a Lender pursuant to this Section 17.2 and such Lender shall not respond or reply to Agent in writing within ten (10) days of delivery of such request, such Lender shall be deemed to have consented to matter that was the subject of the request. In the event that Agent requests the consent of a Lender pursuant to this Section 17.2 and such consent is denied, then PNC may, at its option, require such Lender to assign its interest in the Advances to PNC or to another Lender or to any other Person designated by the Agent (the "Designated Lender"), for a price equal to the then outstanding principal amount thereof plus accrued and unpaid interest and fees due such Lender, which interest and fees shall be paid when collected from Borrowers. In the event PNC elects to require any Lender to assign its interest to PNC or to the Designated Lender, PNC will so notify such Lender in writing within forty five (45) days following such Lender's denial, and such Lender will assign its interest to PNC or the Designated Lender no later than five (5) days following receipt of such notice pursuant to a Commitment Transfer Supplement executed by such Lender, PNC or the Designated Lender, as appropriate, and Agent.

         Notwithstanding the foregoing, Agent may at its discretion and without the consent of the Required Lenders, voluntarily permit the outstanding Revolving Advances at any time to exceed the Formula Amount by up to one hundred and ten percent (110%) of the Formula Amount for up to thirty (30) consecutive Business Days. For purposes of the preceding sentence, the discretion granted to Agent hereunder shall not preclude involuntary overadvances that may result from time to time due to the fact that the Formula Amount was unintentionally exceeded for any reason, including, but not limited to, Collateral previously deemed to be either "Eligible Receivables" or "Eligible Inventory", as applicable, becomes ineligible, collections of Receivables applied to reduce outstanding Revolving Advances are thereafter returned for insufficient funds or overadvances are made to protect or preserve the Collateral. In the event Agent involuntarily permits the outstanding Revolving Advances to exceed the Formula Amount by more than ten percent (10%), Agent shall use its efforts to have the Borrowers decrease such excess in as expeditious a manner as is practicable under the circumstances and not inconsistent with the reason for such excess. Revolving Advances made after Agent has determined the existence of involuntary overadvances shall be deemed to be involuntary overadvances and shall be decreased in accordance with the preceding sentence.

         17.3.    Successors and Assigns; Participations; New Lenders.

                  (a) This Agreement shall be binding upon and inure to the benefit of Credit Parties, Agent, each Lender, all future holders of the Obligations and their respective successors and assigns, except that no Credit Party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender.

                  (b) Each Credit Party acknowledges that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Advances to other financial institutions (each such transferee or purchaser of a participating interest, a "Transferee"). Each Transferee may exercise all rights of payment (including without limitation rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Transferee were the direct holder thereof provided that Credit Parties shall not be required to pay to any Transferee more than the amount which it would have been required to pay to Lender which granted an interest in its Advances or other Obligations payable hereunder to such Transferee had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder and in no event shall Credit Parties be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Transferee. Each Credit Party hereby grants to any Transferee a continuing security interest in any deposits, moneys or other property actually or constructively held by such Transferee as security for the Transferee's interest in the Advances.

                  (c) Any Lender may with the consent of Agent which shall not be unreasonably withheld or delayed sell, assign or transfer all or any part of its rights under this Agreement and the Other Documents to one or more additional banks or financial institutions and one or more additional banks or financial institutions may commit to make Advances hereunder (each a "Purchasing Lender"), in minimum amounts of not less than $5,000,000 pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Credit Parties hereby consent to the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Credit Parties shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

                  (d) Agent shall maintain at its address a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Advances owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Credit Parties, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement. The Register shall be available for inspection by Credit Parties or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall receive a fee in the amount of $3,500 payable by the applicable Purchasing Lender upon the effective date of each transfer or assignment to such Purchasing Lender provided, that, if PNC makes such transfer or assignment within sixty (60) days of the Closing Date to such Purchasing Lender, such Purchasing Lender shall not be obligated to pay such fee to Agent.

                  (e) Each Credit Party authorizes each Lender to disclose to any Transferee or Purchasing Lender and any prospective Transferee or Purchasing Lender any and all financial information in such Lender's possession concerning such Credit Party which has been delivered to such Lender by or on behalf of such Credit Party pursuant to this Agreement or in connection with such Lender's credit evaluation of such Credit Party.

         17.4. Application of Payments. Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that any Credit Party makes a payment or Agent or any Lender receives any payment or proceeds of the Collateral for any Credit Party's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or such Lender.

         17.5. Indemnity. Each Credit Party shall indemnify Agent, each Lender and each of their respective officers, directors, Affiliates, employees and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Agent or any Lender in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not Agent or any Lender is a party thereto, except to the extent that any of the foregoing arises out of the gross (not mere) negligence or willful misconduct of the party being indemnified.

         17.6. Notice. Any notice or request hereunder may be given to Borrowing Agent or any Credit Party or to Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice or request hereunder shall be given by (a) hand delivery, (b) overnight courier, (c) registered or certified mail, return receipt requested, (d) telex or telegram, subsequently confirmed by registered or certified mail, or (e) telecopy to the number set out below (or such other number as may hereafter be specified in a notice designated as a notice of change of address) with electronic confirmation of its receipt. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) on the earlier of actual receipt thereof or three (3) days following posting thereof by certified or registered mail, postage prepaid, or (c) upon actual receipt thereof when sent by a recognized overnight delivery service or (d) upon actual receipt thereof when sent by telecopier to the number set forth below with electronic confirmation of its receipt, in each case addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice:

         (A)      If to Agent or        PNC Bank, National Association
                  PNC at:               Two Tower Center
                                        East Brunswick, New Jersey 08816
                                        Attention:      Ryan Peak
                                        Telephone:      (732) 220-4315
                                        Telecopier:     (732) 220-4393

                  with a copy to:       PNC Bank, National Association
                                        PNC Agency Services
                                        One PNC Plaza
                                        249 Fifth Avenue
                                        Pittsburgh, Pennsylvania 15222
                                        Attention: Arlene Ohler
                                        Telephone:      (412) 762-3627
                                        Telecopier:     (412) 762-8672

                  and a copy to:        Hahn & Hessen LLP
                                        350 Fifth Avenue
                                        New York, New York 10118-0075
                                        Attention:      Steven J. Seif, Esq.
                                        Telephone:      (212) 946-0294
                                        Telecopier:     (212) 594-7167

         (B) If to a Lender other than Agent, as specified on the signature pages hereof

         (C)      If to Borrowing Agent
                  or any Credit Party,
                  at:                   SunSource Inc.
                                        3000 One Logan Square, 30th Floor
                                        Philadelphia, Pennsylvania 19103
                                        Attention:      Joseph M. Corvino
                                        Telephone:      (215) 282-1290
                                        Telecopier:     (215) 282-1309

                  with a copy to:       Morgan, Lewis & Bockius, LLP
                                        1701 Market Street
                                        Philadelphia, Pennsylvania
                                        Attention:      Andrew Hamilton, Esq.
                                        Telephone:      (215) 963-4837
                                        Telecopier:     (215) 963-5299

         17.7. Survival. The obligations of Credit Parties under Sections 2.2(f), 3.7, 3.8, 3.9, 4.19(h), 14.7 and 17.5 shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.

         17.8. Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

         17.9. Expenses. All costs and expenses including, without limitation, reasonable attorneys' fees (including the allocated costs of in house counsel) and disbursements incurred by Agent, Agent on behalf of Lenders and Lenders (a) in all efforts made to enforce payment of any Obligation or effect collection of any Collateral, or (b) in connection with the entering into, modification, amendment, administration and enforcement of this Agreement or any consents or waivers hereunder and all related agreements, documents and instruments, or (c) in instituting, maintaining, preserving, enforcing and foreclosing on Agent's security interest in or Lien on any of the Collateral, whether through judicial proceedings or otherwise, or (d) in defending or prosecuting any actions or proceedings arising out of or relating to Agent's or any Lender's transactions with any Credit Party, or (e) in connection with any advice given to Agent or any Lender with respect to its rights and obligations under this Agreement and all related agreements, may be charged to Borrowers' Account and shall be part of the Obligations.

         17.10. Injunctive Relief. Each Credit Party recognizes that, in the event any Credit Party fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Lenders; therefore, Agent, if Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

         17.11. Consequential Damages. Neither Agent nor any Lender, nor any agent or attorney for any of them, shall be liable to any Credit Party for consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations.

         17.12. Captions. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

         17.13. Counterparts; Telecopied Signatures. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

         17.14. Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

         17.15. Confidentiality; Sharing Information. (a) Agent, each Lender and each Transferee shall hold all non-public information obtained by Agent, such Lender or such Transferee pursuant to the requirements of this Agreement in accordance with Agent's, such Lender's and such Transferee's customary procedures for handling confidential information of this nature; provided, however, Agent, each Lender and each Transferee may disclose such confidential information (a) to its examiners, affiliates, outside auditors, counsel and other professional advisors, (b) to Agent, any Lender or to any prospective Transferees and Purchasing Lenders, and (c) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; provided, further that (i) unless specifically prohibited by applicable law or court order, Agent, each Lender and each Transferee shall use its best efforts prior to disclosure thereof, to notify the applicable Credit Party of the applicable request for disclosure of such non-public information (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Transferee by such Governmental Body) or (B) pursuant to legal process and (ii) in no event shall Agent, any Lender or any Transferee be obligated to return any materials furnished by any Credit Party other than those documents and instruments in possession of Agent or any Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated.

                  (b) Each Credit Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to such Credit Party or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each Credit Party hereby authorizes each Lender to share any information delivered to such Lender by such Credit Party and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or Affiliate of any Lender receiving such information shall be bound by the provision of Section
17.15 as if it were a Lender hereunder. Such authorization shall survive the repayment of the other Obligations and the termination of the Loan Agreement.

         17.16. Publicity. Each Credit Party and each Lender hereby authorizes Agent to make appropriate announcements of the financial arrangement entered into among Credit Parties, Agent and Lenders, including, without limitation, announcements which are commonly known as tombstones, in such publications and to such selected parties as Agent shall in its sole and absolute discretion deem appropriate.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         Each of the parties has signed this Agreement as of the day and year first above written.

                                  HARDING GLASS, INC., as a Borrower
                                  KAR PRODUCTS INC., as a Borrower
                                  SUNSOURCE INC., as a Borrower
                                  SUNSOURCE TECHNOLOGY SERVICES INC., as a Borrower
                                  THE HILLMAN GROUP, INC., as a Borrower
                                  A & H HOLDING COMPANY, INC., as a Guarantor
                                  SUNSOURCE CORPORATE GROUP, INC., as a Guarantor
                                  SUNSOURCE INDUSTRIAL SERVICES, COMPANY, INC., as a Guarantor
                                  SUNSOURCE INVENTORY MANAGEMENT COMPANY, INC., as a Guarantor
                                  SUNSOURCE INVESTMENT COMPANY, INC., as a Guarantor
                                  SUNSUB A INC., as a Guarantor


                                  By:_______________________________
                                  Name: Joseph M. Corvino
                                  Title:   Vice President of each of the foregoing corporations


                                  A. & H. BOLT & NUT COMPANY LIMITED, as a Guarantor

                                  By:_______________________________
                                  Name: Joseph M. Corvino
                                  Title:____________________________


                                  J.N. FAUVER (CANADA) LIMITED, as a Guarantor

                                  By:_______________________________
                                  Name: Joseph M. Corvino
                                  Title:____________________________

                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]



                                   SUNSOURCE CANADA INVESTMENT COMPANY as  a Guarantor


                                   By:_______________________________
                                   Name: Joseph M. Corvino
                                   Title:____________________________






                                   PNC BANK, NATIONAL ASSOCIATION, as Lender and as Agent

                                   By:_______________________________
                                   Name:_____________________________
                                   Title:____________________________

                                   Address: Two Tower Center Boulevard
                                                     East Brunswick, New Jersey 08816

                                   Commitment Percentage:  100%

STATE OF ______________)
                                    ) ss.
COUNTY OF ____________)

         On this _____ day of December, 1999, before me personally came Joseph
M. Corvino, to me known, who, being by me duly sworn, did depose and say that he is the Vice President of each of Harding Glass, Inc., Kar Products Inc., SunSource Inc., SunSource Technology Services Inc., The Hillman Group, Inc., A & H Holding Company, Inc., SunSource Corporate Group, Inc., SunSource Industrial Services Company, Inc., SunSource Inventory Management Company, Inc., SunSource Investment Company, Inc. and SunSub A Inc. the corporations described in and which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of each of the said corporations.

                                                     -------------------------
                                                     Notary Public

STATE OF ______________)
                                    ) ss.
COUNTY OF ____________)

         On this _____ day of December, 1999, before me personally came Joseph
M. Corvino, to me known, who, being by me duly sworn, did depose and say that he is the __________________ of A. & H. Bolt & Nut Company Limited, the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of said corporation.

                                                     -------------------------
                                                     Notary Public


STATE OF ______________)
                                    ) ss.
COUNTY OF ____________)

         On this _____ day of December, 1999, before me personally came Joseph
M. Corvino, to me known, who, being by me duly sworn, did depose and say that he is the __________________ of J.N. Fauver (Canada) Limited, the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of said corporation.

                                                     -------------------------
                                                     Notary Public


STATE OF ______________)
                                    ) ss.
COUNTY OF ____________)

         On this _____ day of December, 1999, before me personally came Joseph
M. Corvino, to me known, who, being by me duly sworn, did depose and say that he is the __________________ of SunSource Canada Investment Company, the unlimited liability company described in and which executed the foregoing instrument; and that he signed his name thereto by order of said company.

                                                     -------------------------
                                                     Notary Public

STATE OF ______________)
                                    ) ss.
COUNTY OF ____________)

         On this _____ day of December, 1999, before me personally came ______________, to me known, who, being by me duly sworn, did depose and say that he is the __________________ of PNC Bank, National Association, the association described in and which executed the foregoing instrument; and that he signed his name thereto by order of said association.

                                                     -------------------------
                                                     Notary Public

                         List of Exhibits and Schedules


Exhibits


Exhibit 2.1(a)         Revolving Credit Note
Exhibit 2.4            Term Note
Exhibit 5.5(b)         Financial Projections
Exhibit 8.1(k)         Financial Condition Certificate
Exhibit 17.3           Commitment Transfer Supplement
Exhibit A              Borrowing Base Certificate


Schedules

Schedule 1.2           Permitted Encumbrances
Schedule 1.2A          Subsidiary Stock
Schedule 1.2B          Original Owners
Schedule 4.5           Equipment and Inventory Locations
Schedule 4.15(c)       Location of Executive Offices
Schedule 4.19          Real Property
Schedule 5.2(a)        Jurisdictions of Qualification and Good Standing
Schedule 5.2(b)        Subsidiaries
Schedule 5.4           Federal Tax Identification Number
Schedule 5.6           Prior Names
Schedule 5.8(b)        Litigation
Schedule 5.8(d)        Plans
Schedule 5.9           Intellectual Property, Source Code Escrow Agreements
Schedule 5.10          Licenses and Permits
Schedule 5.14          Labor Disputes
Schedule 5.22          Business of Credit Parties
Schedule 7.3           Guarantees

                               TABLE OF CONTENTS




I.     DEFINITIONS                                                            2
       1.1.          Accounting Terms.........................................2
       1.2.          General Terms............................................2
       1.3.          Uniform Commercial Code Terms...........................21
       1.4.          Certain Matters of Construction.........................22


II.    ADVANCES, PAYMENTS                                                    22
       2.1.          (a) Revolving Advances..................................22
                     (b)        Individual Revolving Advances................23
                                                    -
                     (c)        Discretionary Rights.........................23
       2.2.          Procedure for Borrowing Advances........................23
       2.3.          Disbursement of Advance Proceeds........................25
       2.4.          Term Loan  25
       2.5.          Maximum Advances........................................25
       2.6.          Repayment of Advances...................................25
       2.7.          Repayment of Excess Advances............................26
       2.8.          Statement of Account....................................26
       2.9.          Letters of Credit.......................................27
       2.10.         Issuance of Letters of Credit...........................27
       2.11.         Requirements For Issuance of Letters of Credit..........28
       2.12.         Additional Payments.....................................29
       2.13.         Manner of Borrowing and Payment.........................29
       2.14.         Mandatory Prepayments...................................31
       2.15.         Use of Proceeds.........................................32
       2.16.         Defaulting Lender.......................................32


III.   INTEREST AND FEES                                                     33
       3.1.          Interest   .............................................33
       3.2.          Letter of Credit Fees...................................33
       3.3.          Facility Fee............................................34
       3.4.          Fee Letter 34
       3.5.          Computation of Interest and Fees........................34
       3.6.          Maximum Charges.........................................34
       3.7.          Increased Costs.........................................34
       3.8.          Basis For Determining Interest Rate Inadequate or
                          Unfair.............................................35
       3.9.          Capital Adequacy........................................35

IV.    COLLATERAL:  GENERAL TERMS                                            35
       4.1.          Security Interest in the Collateral.....................35
       4.2.          Perfection of Security Interest.........................35
       4.3.          Disposition of Collateral...............................35
       4.4.          Preservation of Collateral..............................35
       4.5.          Ownership of Collateral.................................35
       4.6.          Defense of Agent's and Lenders' Interests...............35
       4.7.          Books and Records.......................................35
       4.8.          Financial Disclosure....................................35
       4.9.          Compliance with Laws....................................35
       4.10.         Inspection of Premises..................................35
       4.11.         Insurance  35
       4.12.         Failure to Pay Insurance................................35
       4.13.         Payment of Taxes........................................35
       4.14.         Payment of Leasehold Obligations........................35
       4.15.         Receivables.............................................35
                     (a)   Nature of Receivables.............................35
                     (b)   Solvency of Customers.............................35
                     (c)   Locations of Credit Party.........................35
                     (d)   Collection of Receivables.........................35
                     (e)   Notification of Assignment of Receivables.........35
                     (f)   Power of Agent to Act on Credit Parties Behalf....35
                     (g)   No Liability......................................35
                     (h)   Establishment of a Lockbox Account, Dominion
                              Account........................................35
                     (i)   Adjustments.......................................35
       4.16.         Inventory.............................................. 35
       4.17.         Maintenance of Equipment................................35
       4.18.         Exculpation of Liability................................35
       4.19.         Environmental Matters...................................35
       4.20.         Financing Statements....................................35
       4.21.         Amalgamation............................................35


V.     REPRESENTATIONS AND WARRANTIES                                        35
       5.1.          Authority  35
       5.2.          Formation and Qualification.............................35
       5.3.          Survival of Representations and Warranties..............35
       5.4.          Tax Returns.............................................35
       5.5.          Financial Statements....................................35
       5.6.          Corporate Name..........................................35
       5.7.          O.S.H.A. and Environmental Compliance...................35
       5.8.          Solvency; No Litigation, Violation, Indebtedness or
                         Default.............................................35
       5.9.          Patents, Trademarks, Copyrights and Licenses............35
       5.10.         Licenses and Permits....................................35
       5.11.         Default of Indebtedness.................................35
       5.12.         No Default 35
       5.13.         No Burdensome Restrictions..............................35
       5.14.         No Labor Disputes.......................................35
       5.15.         Margin Regulations......................................35
       5.16.         Investment Company Act..................................35
       5.17.         Disclosure 35
       5.18.         Delivery of Junior Subordinated Debentures..............35
       5.19.         Swaps      .............................................35
       5.20.         Conflicting Agreements..................................35
       5.21.         Application of Certain Laws and Regulations.............35
       5.22.         Business and Property of Credit Parties.................35
       5.23.         Year 2000  35
       5.24.         Section 20 Subsidiaries.................................35

VI.    AFFIRMATIVE COVENANTS                                                 35
       6.1.          Payment of Fees.........................................35
       6.2.          Conduct of Business and Maintenance of Existence
                          and Assets.........................................35
       6.3.          Violations 35
       6.4.          Government Receivables..................................35
       6.5.          Minimum EBITDA..........................................35
       6.6.          Fixed Charge Coverage Ratio.............................35
       6.7.          Undrawn Availability....................................35
       6.8.          Deferred Interest.......................................35
       6.9.          Execution of Supplemental Instruments...................35
       6.10.         Payment of Indebtedness.................................35
       6.11.         Standards of Financial Statements.......................35
       6.12.         Harding Mortgages.......................................35
       6.13.         Net Worth  35


VII.   NEGATIVE COVENANTS.                                                   35
       7.1.          Merger, Consolidation, Acquisition and Sale of Assets...35
       7.2.          Creation of Liens.......................................35
       7.3.          Guarantees 35
       7.4.          Investments.............................................35
       7.5.          Loans      .............................................35
       7.6.          Capital Expenditures....................................35
       7.7.          Dividends  35
       7.8.          Indebtedness............................................35
       7.9.          Nature of Business......................................35
       7.10.         Transactions with Affiliates............................35
       7.11.         Leases     .............................................35
       7.12.         Subsidiaries............................................35
       7.13.         Fiscal Year and Accounting Changes......................35
                                               -
       7.14.         Pledge of Credit........................................35
       7.15.         Amendment of Articles of Incorporation, By-Laws.........35
       7.16.         Compliance with ERISA...................................35
       7.17.         Prepayment of Indebtedness..............................35
       7.18.         Junior Subordinated Debentures..........................35
       7.19.         Other Agreements........................................35

VIII.  CONDITIONS PRECEDENT.                                                 35
       8.1.          Conditions to Initial Advances..........................35
                         (a)    Note.........................................35
                         (b)    Filings, Registrations and Recordings........35
                         (c)    Corporate Proceedings of Credit Parties......35
                         (d)    Incumbency Certificates of Credit Parties....35
                         (e)    Certificates.................................35
                         (f)    Good Standing Certificates...................35
                         (g)    Legal Opinion................................35
                         (h)    No Litigation................................35
                         (i)    Financial Condition Certificates.............35
                         (j)    Collateral Examination.......................35
                         (k)    Fees.........................................35
                         (l)    Pro Forma Financial Statements...............35
                         (m)    Junior Subordinated Debentures...............35
                         (n)    Insurance....................................35
                         (o)    Title Insurance..............................35
                         (p)    Environmental Reports........................35
                         (q)    Payment Instructions.........................35
                         (r)    Blocked Accounts35
                         (s)    Consents.....................................35
                         (t)    No Adverse Material Change...................35
                         (u)    Leasehold Agreements.........................35
                         (v)    October Financial Statements.................35
                         (w)    Pledge Agreements and Other Documents........35
                         (x)    Net Worth....................................35
                         (y)    Contract Review35
                         (z)    Closing Certificate..........................35
                         (aa)   Borrowing Base.35
                         (bb)   Undrawn Availability.........................35
                         (cc)   Mortgage.....................................35
                         (dd)   Other........................................35
           8.2.          Conditions to Each Advance..........................35
                         (a)        Representations and Warranties...........35
                         (b)        No Default...............................35
                         (c)        Maximum Advances35


IX.        INFORMATION AS TO CREDIT PARTIES                                  35
           9.1.          Disclosure of Material Matters......................35
           9.2.          Schedules  35
           9.3.          Environmental Reports...............................35
           9.4.          Litigation 35
           9.5.          Material Occurrences................................35
           9.6.          Government Receivables..............................35
           9.7.          Annual Financial Statements.........................35
           9.8.          Quarterly Financial Statements......................35
           9.9.          Monthly Financial Statements........................35
           9.10.         Other Reports.......................................35
           9.11.         Additional Information..............................35
           9.12.         Projected Operating Budget..........................35
           9.13.         Variances From Operating Budget.....................35
           9.14.         Notice of Suits, Adverse Events.....................35
           9.15.         ERISA Notices and Requests..........................35
           9.16.         Additional Documents................................35

X.         EVENTS OF DEFAULT                                                 35


XI.        LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT                        35
           11.1.         Rights and Remedies.................................35
           11.2.         Agent's Discretion..................................35
           11.3.         Setoff     .........................................35
           11.4.         Rights and Remedies not Exclusive...................35
           11.5.         Allocation of Payments After Event of Default.......35
           11.6.         Canadian Remedies...................................35


XII.       WAIVERS AND JUDICIAL PROCEEDINGS                                  35
           12.1.         Waiver of Notice....................................35
           12.2.         Delay      .........................................35
           12.3.         Jury Waiver.........................................35


XIII.      EFFECTIVE DATE AND TERMINATION                                    35
           13.1.         Term       .........................................35
           13.2.         Termination.........................................35


XIV.       REGARDING AGENT                                                   35
           14.1.         Appointment.........................................35
           14.2.         Nature of Duties....................................35
           14.3.         Lack of Reliance on Agent and Resignation...........35
           14.4.         Certain Rights of Agent.............................35
           14.5.         Reliance   .........................................35
           14.6.         Notice of Default...................................35
           14.7.         Indemnification.....................................35
           14.8.         Agent in its Individual Capacity....................35
           14.10.        Credit Parties' Undertaking to Agent................35


XV.        BORROWING AGENCY                                                  35
           15.1.         Borrowing Agency Provisions.........................35
           15.2.         Waiver of Subrogation...............................35


XVI.       GUARANTEE                                                         35

XVII.      MISCELLANEOUS                                                     35
           17.1.         Governing Law.......................................35
           17.2.         Entire Understanding................................35
           17.3.         Successors and Assigns; Participations;
                               New Lenders...................................35
           17.4.         Application of Payments.............................35
           17.5.         Indemnity  35
           17.6.         Notice     .........................................35
           17.7.         Survival   .........................................35
           17.8.         Severability........................................35
           17.9.         Expenses   35
           17.10.        Injunctive Relief...................................35
           17.11.        Consequential Damages...............................35
           17.12.        Captions   .........................................35
           17.13.        Counterparts; Telecopied Signatures.................35
           17.14.        Construction........................................35
           17.15.        Confidentiality; Sharing Information................35
           17.16.        Publicity  .........................................35